 Exhibit 4.4
CARDIOL THERAPEUTICS INC.
602-2265 Upper Middle Road East,
Oakville, ON, Canada, L6H 0G5
Telephone: (289) 910-0850
MANAGEMENT INFORMATION CIRCULAR
FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS
(Containing Information as at May 20, 2021, unless otherwise stated)
Cardiol Therapeutics Inc. (the “Corporation”) is utilizing the notice-and-access mechanism (the “Notice- and-Access Provisions”) under National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) and National Instrument 51-102 — Continuous Disclosure Obligations (“NI 51-102”) for distribution of this Circular (as defined below) to both registered and non- registered (or beneficial) shareholders of the Corporation (collectively, the “Shareholders”). Further information on notice-and-access is contained below under the heading Notice-and-Access and Shareholders are encouraged to read this information for an explanation of their rights.
SOLICITATION OF PROXIES
This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of the Corporation for use at the annual general and special meeting (the “Meeting”) of Shareholders of Class A common shares without par value in the capital of the Corporation (the “Shares”), to be held on Tuesday, the 29th day of June, 2021, at the time and place and for the purposes set forth in the accompanying notice of meeting (the “Notice”) and at any adjournment or postponement thereof. It is expected that the solicitation of proxies on behalf of management will be primarily by mail; however, proxies may be solicited personally or by telephone by the regular officers, employees, or agents of the Corporation. The cost of soliciting proxies on behalf of management will be borne by the Corporation. The Corporation may also reimburse brokers and other persons holding Shares in their names or in the name of nominees, for their costs incurred in sending proxy materials to beneficial owners and obtaining their proxies or voting instructions.
NOTICE-AND-ACCESS
As noted above, the Corporation is utilizing the Notice-and-Access Provisions under NI 54-101 and NI 51- 102 for distribution of this Circular to all registered Shareholders and Non-Registered Holders (as defined under “Appointment of Proxies — Non-Registered Holders”)
The Notice-and-Access Provisions are a set of rules that allows reporting issuers to post electronic versions of proxy-related materials (such as proxy circulars and annual financial statements) on-line, via the System for Electronic Document Analysis and Retrieval (“SEDAR”), and one other website, rather than mailing paper copies of such materials to Shareholders. Electronic copies of the Circular, financial statements of the Corporation for the year ended December 31, 2020 (“Financial Statements”) and management’s discussion and analysis of the Corporation’s results of operations and financial condition for 2020 (“MD&A”) may be found on the Corporation’s SEDAR profile at www.sedar.com and also on the Corporation’s website at www.cardiolrx.com. The Corporation will not use procedures known as “stratification” in relation to the use of Notice-and-Access Provisions. Stratification occurs when a reporting issuer using the Notice-and-Access Provisions provides a paper copy of this Circular to some Shareholders with the notice package. In relation to the Meeting, all Shareholders will receive the required documentation under the Notice-and-Access Provisions, which will not include a paper copy of this Circular.

Shareholders are reminded to review this Circular before voting.
Although this Circular, the Financial Statements and the MD&A will be posted electronically on-line as noted above, Shareholders will receive paper copies of a “notice package” via prepaid mail containing the Notice with information prescribed by NI 54-101 and NI 51-102, a form of proxy or voting instruction form, and supplemental mail list return card for Shareholders to request they be included in the Corporation’s supplementary mailing list for receipt of the Corporation’s interim financial statements for the 2021 fiscal year.
The Corporation anticipates that Notice-and-Access will directly benefit the Corporation through a substantial reduction in both postage and material costs, and also promote environmental responsibility by decreasing the large volume of paper documents generated by printing proxy-related materials.
Shareholders with questions about Notice-and-Access can call the Corporation’s transfer agent Computershare Investor Services Inc. (“Computershare”) toll-free at 1-866-962-0492. Shareholders may also obtain paper copies of this Circular, the Financial Statements and the MD&A free of charge by contacting Computershare at the same toll-free number or upon request to the Corporation’s Corporate Secretary at 602-2265 Upper Middle Road East, Oakville, ON, Canada L6H 0G5, phone (289) 910-0850.
A request for paper copies which are required in advance of the Meeting should be sent so that they are received by the Corporation or Computershare, as applicable, by June 15, 2021 in order to allow sufficient time for Shareholders to receive their paper copies and to return a) their form of proxy to the Corporation or Computershare, or b) their voting instruction form to their Intermediaries (as defined below) by its due date.
APPOINTMENT OF PROXIES
The persons named in the accompanying form of proxy (the “Proxy”) are representatives of management of the Corporation and are directors and/or officers of the Corporation (the “Management Representatives”). A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM/HER/IT ON HIS/HER/ITS BEHALF AT THE MEETING OTHER THAN THE MANAGEMENT REPRESENTATIVES NAMED IN THE ENCLOSED PROXY. TO EXERCISE THIS RIGHT, A SHAREHOLDER MAY STRIKE OUT THE NAMES OF THE MANAGEMENT REPRESENTATIVES NAMED IN THE PROXY AND INSERT THE NAME OF HIS/HER/ITS NOMINEE IN THE BLANK SPACE PROVIDED, OR COMPLETE ANOTHER PROXY. A PROXY WILL NOT BE VALID UNLESS IT IS DEPOSITED WITH COMPUTERSHARE, AT 100 UNIVERSITY AVENUE, 8TH FLOOR, TORONTO, ONTARIO, M5J 2Y1, OR VIA THE INTERNET AT WWW.INVESTORVOTE.COM, NOT LESS THAN 48 HOURS (EXCLUDING SATURDAYS, SUNDAYS, AND HOLIDAYS) BEFORE THE TIME OF THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. ALTERNATIVELY, PROXIES MAY BE FAXED TO 1-866-249-7775 (TOLL-FREE) BY SUCH TIME, IN WHICH EVENT ALL PAGES OF A PROXY SHOULD BE RETURNED.
The Proxy must be signed by the Shareholder or by his/her attorney in writing, or, if the Shareholder is a corporation, it must either be under its common seal or signed by a duly authorized officer.
Shareholders who wish to appoint a third-party proxyholder to represent them at the online meeting must submit their proxy or voting instruction form (if applicable) prior to registering your proxyholder. Registering your proxyholder is an additional step once you have submitted your proxy or voting instruction form. Failure to register the proxyholder will result in the proxyholder not receiving a Username to participate in the meeting. To register a proxyholder, shareholders MUST visit https://www.computershare.com/cardiol not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the time of the meeting and provide Computershare with their proxyholder’s contact information, so that Computershare may provide the proxyholder with a Username via email. If a shareholder who has submitted a proxy attends the meeting via the webcast and has accepted the terms and conditions when entering the meeting online, any votes cast by such shareholder on a ballot will be counted and the submitted proxy will be disregarded.
NON-REGISTERED HOLDERS
Only those Shareholders whose names appear on the securities register of the Corporation (the “Registered Shareholders”), or the persons they appoint as their proxies, are permitted to attend and vote at the Meeting. However, in many cases, Shares beneficially owned by a holder (a “Non-Registered Holder”) are registered either:

(a)
in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Shares, such as, among others, banks, trust companies, securities dealers or brokers, and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans; or

(b)
in the name of a clearing agency (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with the requirements of NI 54-101, the Corporation has distributed copies of this Circular, the Notice, the MD&A, and the Financial Statements (together, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders. The Corporation has agreed to pay to distribute the Meeting Materials to “objecting beneficial owners” (as defined in NI 54-101).
Intermediaries are required to forward Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Intermediaries will often use service companies to forward the Meeting Materials to Non‑Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:
A.
be given a voting instruction form which must be completed and signed by the Non-Registered Holder in accordance with the directions on the voting instruction form (which may in some cases permit the completion of the voting instruction form by telephone); or

B.
be given a Proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature) which is restricted as to the number of Shares beneficially owned by the Non-Registered Holder, but which is otherwise uncompleted. This Proxy need not be signed by the Non-Registered Holder. In this case, the Non-Registered Holder who wishes to submit a Proxy should otherwise properly complete the form of Proxy and deposit it with Computershare, as described above.

The purpose of these procedures is to permit Non-Registered Holders to direct the voting of the Shares they beneficially own. Should a Non-Registered Holder who receives either a Proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should strike out the names of the persons named in the Proxy and insert the Non-Registered Holder’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions on the form. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and their service companies.
REVOCATION
A Registered Shareholder who has given a Proxy may revoke the Proxy by:
(a)
completing and signing a Proxy bearing a later date and depositing it with Computershare as described above;

(b)
depositing an instrument in writing executed by the Shareholder or by the Shareholder’s attorney authorized in writing: (i) at the registered office of the Corporation at any time up to and including the last business day preceding the day of the Meeting, or any adjournment or postponement of the Meeting, at which the Proxy is to be used, or (ii) with the chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting or any adjournment or postponement of the Meeting; or

(c)
in any other manner permitted by law.

A Non-Registered Holder may revoke a voting instruction form or a waiver of the right to receive Meeting Materials and to vote given to an Intermediary at any time by written notice to the Intermediary, except that an Intermediary may not be required to act on a revocation of a voting instruction form or of a waiver of the right to receive Meeting Materials and to vote that is not received by the Intermediary at least seven days prior to the Meeting.
VOTING OF PROXIES
The Management Representatives designated in the enclosed Proxy will vote or withhold from voting the Shares in respect of which they are appointed by Proxy on any ballot that may be called for in accordance with the instructions of the Shareholder as indicated on the Proxy and, if the Shareholder specifies a choice with respect to any matter to be acted upon, the Shares will be voted accordingly. In the absence of such instructions, such Shares will be voted by the Management Representatives: (i) FOR the election of each of the individual nominees named in this Circular as directors of the Corporation; (ii) FOR the appointment of BDO Canada LLP, Chartered Professional Accountants, Montreal, Quebec, as auditors of the Corporation and the authorization of the directors of the Corporation to fix the auditors’ remuneration; and (iii) FOR the adoption of the Omnibus Equity Incentive Plan.
The enclosed Proxy confers discretionary authority upon the Management Representatives designated in the Proxy with respect to amendments to or variations of matters identified in the notice of Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Circular, management of the Corporation know of no such amendments, variations, or other matters.
Voting by proxy may also occur over the Internet. The enclosed Proxy or voting instruction form you may receive from your broker or other intermediary contains details on how to vote over the Internet.
PARTICIPATING AT THE MEETING
The meeting will be hosted online by way of a live webcast. Shareholders will not be able to attend the meeting in person. A summary of the information shareholders will need to attend the online meeting is provided below. The meeting will begin on June 29, 2021, at 4:30 p.m. (EDT).
Registered Shareholders who have a 15-digit control number, along with duly appointed proxyholders who were assigned a Username by Computershare, will be able to vote and submit questions during the Meeting. To do so, please go to https://web.lumiagm.com/448532842 prior to the start of the Meeting to login. Click on “I have a login” and enter your 15-digit control number or Username along with the password “cardiol2021”. Non-Registered Holders who have not appointed themselves to vote at the Meeting, may login as a guest, by clicking on “I am a Guest” and complete the online form.
United States Beneficial holders: To attend and vote at the virtual Meeting, you must first obtain a valid legal proxy from your broker, bank, or other agent and then register in advance to attend the Annual General & Special Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form. After first obtaining a valid legal proxy from your broker, bank, or other agent, to then register to attend the Annual General & Special Meeting, you must submit a copy of your legal proxy to Computershare. Requests for registration should be directed to Computershare (100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 OR Email at uslegalproxy@computershare.com).
Requests for registration must be labeled as “Legal Proxy” and be received no later than not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the time of the Meeting. You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Annual General & Special Meeting and vote your shares at https://web.lumiagm.com/448532842 during the Meeting. Please note that you are required to register your appointment at www.computershare.com / cardiol.
Non-Registered Holders who do not have a 15-digit control number or Username will only be able to attend as a guest which allows them listen to the Meeting; however, they will not be able to vote or submit questions. Please see the information under the heading “Non-Registered Holders” for an explanation of why certain shareholders may not receive a form of proxy.
If you are using a 15-digit control number to login to the online meeting and you accept the terms and conditions, you will be revoking any and all previously submitted proxies. However, in such a case, you will be provided the opportunity to vote by ballot on the matters put forth at the meeting. If you DO NOT wish to revoke all previously submitted proxies, do not accept the terms and conditions, in which case you can only enter the meeting as a guest.
If you are eligible to vote at the Meeting, it is important that you are connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure connectivity for the duration of the Meeting.

VOTING AT THE MEETING
Registered Shareholders or Non-Registered Holders who have appointed themselves or a third-party proxyholder to represent them at the Meeting, will appear on a list of shareholders prepared by Computershare, the transfer agent and registrar for the Meeting. To have their Shares voted at the meeting, each Registered Shareholder or proxyholder will be required to enter their control number or Username provided by Computershare at https://web.lumiagm.com/448532842 prior to the start of the meeting. In order to vote, Non-Registered Holders who appoint themselves as a proxyholder MUST register with Computershare at https://www.computershare.com/cardiol after submitting their voting instruction form in order to receive a Username.
ADVANCE NOTICE REQUIREMENT
Pursuant to the Corporation’s By-law No. 1, as amended (“By-law No. 1”), a Shareholder wishing to nominate an individual to be a director, other than pursuant to a requisition of a meeting made pursuant to the Business Corporations Act (Ontario) (the “OBCA”) or a shareholder proposal made pursuant to the provisions of the OBCA, is required to comply with the advance notice requirement as set out in By-law No. 1 (the “Advance Notice Requirement”). Among other things, the Advance Notice Requirement fixes a deadline by which Shareholders must provide notice to the Corporation of nominations for election to the Board of Directors of the Corporation (the “Board” or the “Board of Directors”). The notice must include all information that would be required to be disclosed, under applicable corporate and securities laws, in a dissident proxy circular in connection with the solicitations of proxies for the election of directors relating to the Shareholder making the nominations (as if that Shareholder were a dissident soliciting proxies) and each person that the Shareholder proposes to nominate for election as a director. In addition, the notice must provide information as to the shareholdings of the Shareholder making the nominations, confirmation that the proposed nominees meet the qualifications of directors and residency requirements imposed by corporate law, and confirmation as to whether each proposed nominee is independent for the purposes of National Instrument 52-110 — Audit Committees (“NI-52-110”). The deadline by which the notice must be delivered to the Corporation is set out in the table below.
Meeting Type	Nomination Deadline
Annual meeting of Shareholders	Either (a) no more than ten days after the date of the first public filing or announcement of the date of the meeting, if the meeting is called for a date that is fewer than 50 days after the date of that public filing or announcement or (b) no fewer than 30 days and no more than 65 days prior to the date of the meeting.
Special meeting of Shareholders (which is not also an annual meeting)	No more than 15 days after the date of the first public filing or announcement of the date of the meeting.
VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES
The authorized share capital of the Corporation consists of an unlimited number of Shares. The record date for the determination of Shareholders entitled to receive notice of the Meeting has been fixed at May 20, 2021 (the “Record Date”). As at the Record Date, the Corporation had 42,906,594 Shares issued and outstanding.
Each Share entitles the holder thereof to one vote on all matters to be acted upon at the Meeting. All such holders of record of Shares on the Record Date are entitled either to attend and vote the Shares held by them or, provided a completed and executed proxy shall have been delivered to the Corporation’s transfer agent, Computershare Investor Services Inc., within the time specified in the Notice of Meeting, to attend and to vote by proxy the Shares held by them.
To the knowledge of the directors and executive officers of the Corporation, as of the date hereof, no person or company beneficially owns, controls or directs, directly or indirectly, voting securities of the Corporation carrying 10% or more of the voting rights attached to all outstanding Shares.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON
Except as otherwise disclosed herein, none of:
(a)
the directors or executive officers of the Corporation at any time since the beginning of the last financial year of the Corporation;

(b)
the proposed nominees for election as a director of the Corporation; or

(c)
any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matters to be acted upon at the Meeting other than the election of directors. Certain directors of the Corporation may, however, be interested in the approval of the Omnibus Equity Incentive Plan of the Corporation as detailed in “Particulars of Matters to be Acted Upon” — “Approval of Omnibus Equity Incentive Plan”.
PARTICULARS OF MATTERS TO BE ACTED UPON
ELECTION OF DIRECTORS
Our articles (the “Articles”) provide that our Board of Directors is to consist of a minimum of one and a maximum of ten directors as determined from time to time by the Directors. The Articles also provide that the Board of Directors has the power to appoint additional directors: in accordance with the Articles and the OBCA, the Board of Directors may appoint one or more additional directors who shall hold office until the close of the next annual meeting of Shareholders, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the previous annual meeting of Shareholders.
Our Board currently consists of seven directors: Dr. Eldon R. Smith, Peter Pekos, David Elsley, Colin Stott, Deborah Brown, Dr. Guillermo Torre-Amione, and Iain Chalmers, each of whom is being nominated for election at the Meeting (the “Nominees”).
The Board recommends that Shareholders vote in favour of the seven proposed Nominees. Shareholders have the option to (i) vote for all of the Nominees; (ii) vote for some of the Nominees and withhold for others; or (iii) withhold for all of the Nominees. Unless the Shareholder has specifically instructed in the enclosed form of proxy that the Shares represented by such Proxy are to be withheld or voted otherwise, the Management Representatives named in the accompanying Proxy will vote FOR the election of each of the Nominees.
Each Director is elected annually and holds office until the next annual meeting of Shareholders or, if his or her office is earlier vacated, until his or her successor is duly approved in accordance with the Articles.
Information Concerning the Nominees
The following table sets out the names of the Nominees nominated by Management for election as a Director, the province or state and country in which he or she is ordinarily resident, the positions and offices which each presently holds with the Corporation, the period of time for which he or she has been a Director of the Corporation, their respective principal occupations or employment and the number of Shares which each beneficially owns, directly or indirectly, or over which control or direction is exercised as of the date of this Circular. The information as to Shares beneficially owned, directly or indirectly or over which control or direction is exercised, not being with the knowledge of the Corporation, has been furnished by the respective Nominees individually.
The Nominees for the election to the Board, and information concerning them as furnished by the individual Nominees, are as follows:
Name, Province and Country of Ordinary Residence and Positions Held with the Corporation	Present Principal Occupation and/or Past Principal Occupation Within the Previous Five Years	Director Since(6)	No. of Shares Beneficially Owned, Directly or Indirectly
David Elsley Ontario, Canada President & CEO Director	President and Chief Executive Officer of Cardiol since January 19, 2017. Self employed, investigating drug formulations that are the foundation of Cardiol’s business (from 2013 to 2017)	January 19, 2017	1,969,500

Name, Province and Country of Ordinary Residence and Positions Held with the Corporation	Present Principal Occupation and/or Past Principal Occupation Within the Previous Five Years	Director Since(6)	No. of Shares Beneficially Owned, Directly or Indirectly
Dr. Eldon R. Smith Alberta, Canada Chief Medical Officer Director	Chairman of Cardiol since January 19, 2017. Served as Chief Medical Officer from January 19, 2017 to March 29, 2021. President & CEO, Eldon R. Smith and Associates Ltd., a consulting company, and professor emeritus at the University of Calgary, Faculty of Medicine.	January 19, 2017	1,274,000
Deborah Brown(1)(2)(3)(5) Ontario, Canada Director	Managing Partner of Accelera Canada Ltd., a specialty consultancy firm that assists emerging international biopharma ventures with the development and implementation of Canadian market entry approaches; formerly with EMD Serono, an affiliate of Merck KGaA, including serving as Executive Vice-President of Neuroimmunology for the company’s U.S. operations and President and Managing Director of the company’s Canadian operations.	August 20, 2018	7,450
Iain Chalmers(2)(4) Ontario, Canada Director	Professor of Marketing and Alcohol Business Management, Centennial College, Toronto. Formerly, Chief Marketing Officer of Cardiol from April 8, 2019 to September 30, 2019. Previously, Vice-President of Marketing and Innovation for Diageo Canada (from 2000 to 2016).	August 20, 2018	600
Peter Pekos(2)(5) Ontario, Canada Director	President and Chief Executive Officer of Dalton Pharma Services (“Dalton”), a cGMP manufacturer of pharmaceuticals.	December 15, 2017	447,290
Dr. Guillermo Torre- Amione(1)(5) Monterrey, Mexico Director	President of TecSalud del Tecnológico de Monterrey, Mexico, part of the Instituto Tecnológico y de Estudios Superiorers de Monterrey, Mexico. Previously, Chief of Heart Failure Division and Medical Director of Cardiac Transplantation, Houston Methodist DeBakey Heart & Vascular Center.	August 20, 2018	14,532
Colin Stott(1)(5) Southport, United Kingdom Director	Director of Phytotherapeutix Ltd. Previously Chief Operating Officer of Alinova Biosciences Ltd. (July 2019 to December 2020). Previously Scientific Affairs Director, International (from 2017 to 2019) and R&D Operations Director (from 2001 to 2017) for GW Pharmaceuticals plc.	December 3, 2019	82,500

Notes:
(1)
Member of the Audit Committee.

(2)
Member of the Corporate Governance and Compensation Committee (“CG&C Committee”).

(3)
Chair of the Audit Committee.

(4)
Chair of the CG&C Committee.

(5)
Independent.

(6)
Each current director’s term expires at the Meeting.

Biographies of Directors
David Elsley, MBA — President, Chief Executive Officer, and Director
Mr. David Elsley is a business leader with a proven track record of developing, financing, and managing all aspects of corporate development in biotechnology and high-growth organizations. In 1990, Mr. Elsley founded Vasogen Inc., a biotechnology company focused on the research and commercial development of novel therapeutics for the treatment of heart failure and other inflammatory conditions. Mr. Elsley assembled a team of management, directors, and scientific advisors comprising industry professionals and thought leaders from North America and Europe. He managed and directed Vasogen’s growth from start-up to an organization employing over 250 people with operations and R&D programs in Canada, the United States, and Europe. Mr. Elsley established the research and development infrastructure, partnerships, manufacturing capability, and corporate quality systems necessary to advance two anti-inflammatory therapies from concept to completion of international multi center pivotal phase III clinical trials involving 2,500 patients. Vasogen went public on the TSX and the Nasdaq, raising over $200 million to support corporate development and reached a market capitalization of over US$1 billion. Mr. Elsley holds a Master of Business Administration from the Ivey School of Business, University of Western Ontario.
Eldon R. Smith, OC, LLD (Hon), MD, FCAHS, FCCS, FRCPC — Chairman
Dr. Eldon Smith received his medical degree cum laude from Dalhousie University. Following Internal Medicine and Cardiology training in Canada, the UK, and the USA, he joined the Faculty at Dalhousie in 1973. In 1980, Dr. Smith became Head of Cardiology at the University of Calgary and the Foothills Hospital in Calgary; subsequently becoming Chairman of Medicine, Associate Dean for Clinical Affairs, and from 1992 to 1997, Dean of Medicine. From 1997 to 2010, he was Editor-in-Chief of the Canadian Journal of Cardiology. Dr. Smith has published more than 250 papers and has contributed to many organizations, including being President of the Canadian Cardiovascular Society and the Association of Canadian Medical Colleges. In 2006, the Federal government appointed him to Chair the Steering Committee for the Canadian Heart Health Strategy. Dr. Smith became an Officer of the Order of Canada in 2005 and in 2014 received an Honorary Doctor of Laws Degree from Dalhousie University. Over the past 20 years, Dr. Smith has been a Director of more than ten public companies focused on the biotech sector; among his roles are Chairman and Lead Director.
Guillermo Torre-Amione, MD, PhD — Director
Board certified in Cardiovascular Disease and Advanced Heart Failure/Transplant Cardiology, Dr. Guillermo Torre Amione is former chief of the Heart Failure Division and former medical director of Cardiac Transplantation at the Houston Methodist DeBakey Heart & Vascular Center. He is a senior member at The Methodist Hospital Research Institute, full professor of medicine at the Weill Cornell Medical College of Cornell University, New York, and, more recently, became President of TecSalud, an academic medical center and medical school of the Instituto Tecnológico y de Estudios Superiores de Monterrey (ITESM) in Mexico. Dr. Torre-Amione spearheads the Gene and Judy Campbell Laboratory for Cardiac Transplant Research, where his primary areas of research include heart failure, cardiac transplantation, and the role of the immune response in modulating the progression of heart failure. He initiated a series of clinical studies that led to an FDA-approved phase II clinical trial of neurostimulation in heart failure, a novel approach to the treatment of patients with advanced heart failure. Dr. Torre-Amione received his medical degree from the ITESM and a doctorate degree in immunology from the University of Chicago. He has published more than 170 manuscripts in peer-reviewed journals. He currently divides his time between his clinical and academic activities at The Methodist Hospital and ITESM. Prior to being appointed to Cardiol’s Board of Directors, Dr. Torre-Amione was a member of the Corporation’s Scientific Advisory Board.
Iain Chalmers, MBA, BA, Bed, CAAP — Director
Mr. Iain Chalmers is currently a professor of Marketing and Alcohol Business Management at Centennial College in Toronto, Ontario as well as part owner of Niagara Falls Craft Distillery. He recently transitioned to teaching after spending nearly thirty years in the Consumer Packaged Goods business, where for over eight years, he was the Vice President of Marketing & Innovation for Diageo Canada, the world’s largest alcohol spirits company. Prior to this, he spent eleven years at Gillette/Procter & Gamble in various senior positions, including General Sales and Marketing Director for the Gillette Grooming Division. Iain is a seasoned marketer and brand builder with experience in Canada and the U.S. He led the Business Development and Sales Planning function for Braun USA and worked in marketing and sales positions at Unilever and Wrigley Canada. While at Diageo Canada, he was recognized by Marketing Magazine as one of the top four Marketers in Canada, based on the strong creative output of his team and consistent business performance for global brands, including Guinness, Smirnoff, Crown Royal, and Captain Morgan. Working in the alcohol industry has given Iain extensive experience building brands in a highly government- regulated environment. He is a past member of the Association of Canadian Advertisers, Advertising Standards Canada (ASC) and was a member of the Judicial Committee for ASC. Iain holds a BA in Political Science from University of Western Ontario, a Graduate Certificate in Management from Harvard University, a Bachelor of Education, and an MBA from Charles Sturt University, and is a Certified Advertising Agency Practitioner (CAAP) from the Institute of Canadian Advertising.
Peter Pekos, BSc, MSc — Director
Mr. Peter Pekos, is a veteran of the pharmaceutical services industry. In 1986, he was a founder of Dalton Pharma Services (Dalton). Over a period of 30 years, he directed Dalton’s growth based on strong client relationships. Dalton provides pharma and biotech clients with an array of integrated services in a world-class 42,000 square foot facility, with more than 110 employees, in the heart of one of North America’s largest biomedical clusters. This includes premium contract chemistry research, a full range of analytical support, medicinal chemistry, formulation, cGMP manufacture of solid dosage forms, and cGMP aseptic fill-in vials and syringes. Mr. Pekos is currently President and CEO of Dalton, guiding the evolution of the company to best serve the changing needs of its clients throughout the major global economies, including the world’s largest pharmaceutical companies. In 1983, he obtained a Chemistry/Biochemistry Double Specialist Degree with a Minor in Biology from the University of Toronto. In 1986, he completed a Master’s Degree in synthetic chemistry at York University, and with his Professor, Doug Butler, founded Dalton with a very modest amount of capital. The company used incubator facilities at York University, and initially manufactured and sold specialty chemical compounds. Mr. Pekos also founded Ashbury Biologicals. Inc., a phyto-pharmaceutical company, Jupiter Consumer Products, a company that targeted the development of adult-focused confections, and several other technology-based companies focused on advanced materials and pharmaceutical development tools. Mr. Pekos is currently on the board and was founding Chairman of ventureLAB, a Regional Innovation Center located at IBM’s York Region campus. VentureLAB guides government program delivery to support the innovation ecosystem for biotechnology and related industries in southern Ontario.
Deborah M. Brown, BSc, MBA, ICD.D — Director
Ms. Deborah Brown is Managing Partner of Accelera Canada Ltd., a specialty consultancy firm that assists emerging biopharma ventures with the development and implementation of their Canadian market strategy. She has extensive North American leadership experience, having held progressively senior roles at EMD Serono (a division of Merck KGaA, Merck Serono) from 2000 to 2014, including Executive Vice President of Neuroimmunology for the company’s U.S. operations, and President and General Manager of the company’s Canadian operations. During her 15 years at EMD Serono Canada, Ms. Brown led the organization through a period of unprecedented growth from a small $10-million affiliate to a mid-sized pharma business with a diversified portfolio generating $150 million in revenue. She led the successful and most critical product launch in Serono’s company history in the United States, resulting in a blockbuster product. In 2009, Ms. Brown was inducted into the Canadian Healthcare Marketing Hall of Fame and in 2012, she chaired the National Pharmaceutical Organization (now Innovative Medicines Canada) and served on its Board of Directors from 2007 to 2014. Currently, she sits on the boards of Oncolytics Biotech Inc., Sernova Corp., Cardiol Therapeutics, and the Hamilton-Burlington SPCA. Ms. Brown holds an MBA from University of Western Ontario’s Ivey School of Business, a B.Sc. (Hons) from the University of Guelph, and completed the Merck Executive MBA Program at the University of Hong Kong, INSEAD, and Northwestern University’s Kellogg School of Management. Most recently she completed and was awarded the Institute of Corporate Directors ICD.D designation from the Rotman School of Business (University of Toronto).
Colin G. Stott, BSc (Hons)
Mr. Colin Stott is a veteran of the pharmaceutical and biotech industries, having almost 30 years’ experience in pre-clinical and clinical development, with specific expertise in the development of cannabinoid-based medicines, and more than 20 years’ experience in the field. Mr. Stott is the former Chief Operating Officer of Alinova Biosciences Ltd, former Scientific Affairs Director, International and R&D Operations Director for GW Pharmaceuticals plc (“GW Pharma”), a world leader in the development of cannabinoid therapeutics. As R&D Operations Director at GW Pharma for over 16 years, he was a key player in the development of their discovery and development pipeline, and was closely involved in the Marketing Authorization Application submission and approval of Sativex® and the New Drug Application submission of Epidiolex®, which was approved by the U.S. Food and Drug Administration as an orphan drug for the treatment of rare forms of paediatric epilepsy in June 2018, and the European Medicines Agency in September 2019 (as Epidyolex®). More recently, as Scientific Affairs Director, International, he was part of the Medical Affairs team responsible for the preparation of the international launch of Epidiolex®. Mr. Stott holds a BSc (Hons) in Medicinal & Pharmaceutical Chemistry and a Diploma in Industrial Studies from Loughborough University of Technology, U.K., as well as a Post Graduate Diploma in Clinical Research from the Welsh School of Pharmacy, Cardiff University, U.K. He has published over 20 research papers and is a named inventor on 17 international patent applications.
Corporate Cease-Trade Orders
None of our Directors or executive officers has, within the ten years prior to the date of this Circular, been a director, chief executive officer, or chief financial officer of any company (including Cardiol) that, while such person was acting in that capacity (or after such person ceased to act in that capacity but resulting from an event that occurred while that person was acting in such capacity) was the subject of a cease-trade order, an order similar to a cease-trade order, or an order that denied the company access to any exemption under securities legislation, in each case for a period of more than 30 consecutive days.
Corporate Bankruptcies
None of our Directors or executive officers has, within the ten years prior to the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager, or trustee appointed to hold its assets, been a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager, or trustee appointed to hold its assets.
Penalties or Sanctions
No Director or executive officer of the Corporation or Shareholder holding sufficient securities of the Corporation to affect materially the control of the Corporation has:
•
been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

•
been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

MAJORITY VOTING POLICY
The Corporation has adopted a Majority Voting Policy for director elections that applies at this Meeting and at any meeting of our Shareholders where an uncontested election of directors is held. Pursuant to this policy, if the number of proxy votes withheld for a particular director nominee is greater than the votes for such director, the director nominee will be required to submit his or her resignation as a director to the Chair of the Board promptly following the applicable shareholders’ meeting. Following receipt of the resignation, the CG&C Committee will consider whether or not to accept the offer of resignation and make a recommendation to the Board. Within 90 days following the applicable shareholders’ meeting, the Board shall publicly disclose their decision whether or not to accept the applicable director’s resignation, including the reasons for rejecting the resignation, if applicable. A director who tenders his or her resignation pursuant to this policy will not be permitted to participate in any meeting of the Board or the CG&C Committee at which the resignation is considered. A copy of the Majority Voting Policy is available on our website at www.cardiolrx.com.
APPOINTMENT AND REMUNERATION OF AUDITORS
At the Meeting, the Board proposes to appoint BDO Canada LLP (“BDO”), Chartered Professional Accountants, of 1000 de la Gauchetière, Bureau 200, Montreal, Quebec H3B 4W5, as auditors of the Corporation and to authorize remuneration to be fixed by the Board. BDO will hold office until the next annual general meeting of the Shareholders or until its successor is appointed. BDO were first appointed auditors of the Corporation on January 12, 2018.
The Board recommends that Shareholders vote in favour of the appointment of BDO as auditors of the Corporation. In the absence of contrary instructions, the Management Representatives named in the accompanying Proxy intend to vote any Shares represented by such Proxies FOR the re-appointment of BDO as auditors of the Corporation for the ensuing year.
APPROVAL OF OMNIBUS EQUITY INCENTIVE PLAN
Background
The Corporation’s Amended and Restated Equity Compensation Plan dated June 1, 2020 (the “Equity Compensation Plan”) includes a “rolling” stock option plan which provides that the number of Shares which may be issued pursuant to options granted under the Equity Compensation may not exceed 10% of the issued Shares from time to time. In addition, the Equity Compensation Plan allows the Corporation to grant Share-Based Awards in satisfaction of a Participant’s compensation, as long as the total awards do not exceed 10% of the issued and outstanding shares of the Corporation. For a description of the Equity Compensation Plan, see “SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATIONS PLANS — Equity Compensation Plan”.
On May 21, 2021 the Board, on the recommendation of the Corporation’s CG&C Committee, conditionally approved, subject to shareholder and approval of the Toronto Stock Exchange (the “TSX”), the adoption of an Omnibus Equity Incentive Plan (referred to as the “Omnibus Equity Incentive Plan”). Upon adoption of an Omnibus Equity Incentive Plan, no further stock options or share-based awards will be granted under the Equity Incentive Plan. The approval of the Omnibus Equity Incentive Plan will be submitted to Shareholders at the Meeting for approval. A copy of the Omnibus Equity Incentive Plan is attached as Schedule “B” to this Circular. The Omnibus Equity Incentive Plan will permit the grant or issue of Restricted Share Units (“RSUs”), Performance Share Units (“PSUs”) and Deferred Share Units (“DSUs”) as well as options (“Options”) and other share-based awards to Participants (as defined under the Omnibus Equity Incentive Plan.
The maximum number of Shares that may be issued upon the exercise or settlement of awards granted under the Omnibus Equity Incentive Plan may not exceed 15% of the Company’s issued and outstanding Shares from time to time (including Shares reserved for issuance in respect of 3,501,300 stock options outstanding under the Equity Incentive Plan and in respect of any other Security Based Compensation Arrangement (as defined for the purposes of the Omnibus Equity Incentive Plan)). See “APPROVAL OF OMNIBUS EQUITY INCENTIVE PLAN — Summary of the Omnibus Equity Incentive Plan”.
The maximum number of Shares that was authorized to be issued under the Equity Incentive Plan was 13% of the issued Shares of the Corporation from time to time, provided that the number of share-based awards (other than options) granted or issued in any fiscal year could not exceed 3% of the issued and outstanding Shares on the first day of such fiscal year. Accordingly, the Omnibus Equity Incentive Plan will result in the number of Shares reserved for issuance under the Omnibus Equity Incentive Plan increasing by 2% of the issued and outstanding Shares from time to time when compared to the Equity Compensation Plan.
The existing options which are outstanding under the Equity Compensation Plan will continue to be governed by the Equity Incentive Plan. However, upon the approval of the Omnibus Equity Incentive Plan, no further grants of options or share-based awards will be made under the Equity Compensation Plan. 355,150 share-based awards were granted under the Equity Incentive Plan in 2020 and to date in 2021. All such awards have fully vested, resulting in the issuance of an equivalent number of Shares. As a result, no share-based awards are outstanding under the Equity Incentive Plan.
As of May 20, 2021, the Corporation has outstanding options entitling the holders thereof to acquire up to 3,501,300 Shares, representing approximately 8.2% of the issued and outstanding Shares.
Copies of the Equity Compensation Plan and the Omnibus Equity Incentive Plan are available for viewing up to the date of the Meeting at the Corporation’s offices at 602-2265 Upper Middle Road East, Oakville, Ontario, L6H 0G5 during normal business hours and at the Meeting. In addition, a copy of the Equity Compensation Plan and Omnibus Equity Incentive Plan will be mailed, free of charge, to any holder of Shares who requests a copy, in writing, from the Secretary of the Corporation. Any such requests should be mailed to the Corporation, at its head office, to the attention of the Secretary.
At the Meeting, Shareholders, including persons eligible to receive awards under the Omnibus Equity Incentive Plan, will be asked to consider and, if thought appropriate, to pass the following ordinary resolution, in substantially the following form, approving the Omnibus Equity Incentive Plan (the “Approval Resolution”):
“RESOLVED THAT:
1.
the Omnibus Equity Incentive Plan of Cardiol Therapeutics Inc., substantially in the form presented to the shareholders (the “Omnibus Equity Incentive Plan”), be and is hereby approved;

2.
the Corporation be and is hereby authorized to issue stock options, restricted share units, performance share units and deferred share units and other share-based awards pursuant to the terms and conditions of the Omnibus Equity Incentive Plan; and

3.
any one director or officer of the Corporation is hereby authorized and directed for and in the name of and on behalf of the Corporation to execute or cause to be executed, whether under corporate seal of the Corporation or otherwise, and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as in the opinion of such director or officer may be necessary or desirable in order to carry out the terms of this resolution, such determination to be conclusively evidenced by the execution and delivery of such documents or the doing of any such act or thing.”

The Board recommends that shareholders vote FOR the Approval Resolution. Unless a shareholder has specified in the enclosed form of proxy that the Shares represented thereby are to be voted against the Approval Resolution, the persons named in the enclosed form of proxy intend to vote FOR the Approval Resolution.
To be effective, the Approval Resolution must be approved by at least a majority of the votes cast thereon at the Meeting.
In accordance with the requirements of the TSX, the Corporation will be required to seek the approval of Shareholders for all unallocated awards under the Omnibus Equity Incentive Plan every three years.
A copy of the Omnibus Equity Incentive Plan is attached as Schedule B to this circular. A summary of the principal provisions of the Omnibus Equity Incentive Plan follows. Such summary is qualified by the provisions of the Omnibus Equity Incentive Plan.
Summary of the Omnibus Equity Incentive Plan
The Omnibus Equity Incentive Plan will be administered by the Board, and the Board will have the authority to interpret the Omnibus Equity Incentive Plan, including in respect of any award granted thereunder. The Omnibus Equity Incentive Plan will permit our Board to approve awards of options, RSUs, PSUs, DSUs or other share-based awards to eligible participants once the Approval Resolution has been adopted.
Shares Subject to the Omnibus Equity Incentive Plan
The Omnibus Equity Incentive Plan is a rolling plan which, subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Shares), provides that the aggregate maximum number of Common Shares that may be issued upon the exercise or settlement of awards granted under the Omnibus

Equity Incentive Plan shall not exceed 15% of the Company’s issued and outstanding Shares from time to time (including Shares reserved for issuance in respect of 3,501,300 stock options outstanding under the Equity Incentive Plan and in respect of any other Security Based Compensation Arrangement), such number being 6,431,414 as at the date hereof. The Omnibus Equity Incentive Plan is considered an “evergreen” plan, since the Shares covered by awards which have been exercised, settled, or terminated shall be available for subsequent grants under the Omnibus Equity Incentive Plan and the number of awards available to grant increases as the number of issued and outstanding Shares increases.
Insider Participation Limit
The Omnibus Equity Incentive Plan provides that the aggregate number of Shares (a) issuable to insiders at any time (under all of the Company’s security-based compensation arrangements) cannot exceed 10% of the Company’s issued and outstanding Shares and (b) issued to insiders within any one year period (under all of the Company’s security-based compensation arrangements) cannot exceed 10% of the Company’s issued and outstanding Shares.
Administration of the Omnibus Equity Incentive Plan
The Plan Administrator (as defined in the Omnibus Equity Incentive Plan) is determined by the Board, and is initially the Board. The Omnibus Equity Incentive Plan may in the future be administered by a committee of the Board. That committee may in turn sub delegate certain functions to an officer or director. The Plan Administrator determines which directors, officers, consultants, and employees are eligible to receive awards under the Omnibus Equity Incentive Plan, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Company, the number of Shares to be covered by any award, the exercise price of any award, whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Plan Administrator may determine.
Eligibility
All directors, employees, and consultants of the Corporation and future subsidiaries, if any, are eligible to participate in the Omnibus Equity Incentive Plan (referred to as “Participants”). The extent to which any such individual is entitled to receive a grant of an award pursuant to the Omnibus Equity Incentive Plan will be determined in the sole and absolute discretion of the Plan Administrator.
Types of Awards
Awards of Options, RSUs, PSUs, DSUs and other share-based awards may be made under the Omnibus Equity Incentive Plan, as further summarized below. All of the awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement, and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Equity Incentive Plan and will generally be evidenced by an award agreement. In addition, subject to the limitations provided in the Omnibus Equity Incentive Plan and in accordance with applicable law, the Plan Administrator may accelerate or defer the vesting or payment of awards, cancel, or modify outstanding awards, and waive any condition imposed with respect to awards or Shares issued pursuant to awards.
Options
An Option entitles a holder thereof to purchase a prescribed number of treasury Common Shares at an exercise price set at the time of the grant. The Plan Administrator will establish the exercise price at the time each Option is granted, which exercise price must in all cases be not less than the five-day volume weighted average closing price (the “5-day VWAP”) of the Shares on the TSX for the five trading days immediately preceding the date of grant (for the purposes of this section, the “Market Price”). Subject to any accelerated termination as set forth in the Omnibus Equity Incentive Plan, each Option expires on its respective expiry date. The Plan Administrator will have the authority to determine the vesting terms applicable to grants of Options. Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, award agreement or other written agreement between the Corporation and the Participant. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Omnibus Equity Incentive Plan, such as vesting conditions relating to the attainment of specified performance goals.
Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular award agreement, an exercise notice must be accompanied by payment of the exercise price. A Participant may, with the consent of the Corporation, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Corporation (a “Cashless Exercise”) in consideration for an amount from the Corporation equal to (i) the Market Price of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Shares (the “In-the-Money Amount”) by written notice to the Corporation indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Corporation may require. Subject to the provisions of the Omnibus Equity Incentive Plan, the Corporation will satisfy payment of the In-the-Money Amount by delivering to the participant such number of Shares having a fair market value equal to the In-the-Money Amount.
Restricted Share Units (RSUs)
An RSU is a unit equivalent in value to a Share credited by means of a bookkeeping entry in the books of the Corporation which entitles the holder to receive one Share (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Equity Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any participant in respect of a payment for services rendered by the applicable participant in a taxation year.
The number of RSUs (including fractional RSUs) granted at any particular time under the Omnibus Equity Incentive Plan will be calculated by dividing (a) the amount of the payment that is to be paid in RSUs, as determined by the Plan Administrator, by (b) the greater of (i) the Market Price of a Share on the date of grant and (ii) such amount as determined by the Plan Administrator in its sole discretion. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs.
Upon settlement, holders will redeem each vested RSU for one Share in respect of each vested RSU (or, at the election of the holder and subject to the approval of the Plan Administrator, a cash payment or a combination of Shares and cash). Any such cash payments made by the Corporation shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Share as at the settlement date.
Performance Share Units (PSUs)
A PSU is a unit equivalent in value to a Share credited by means of a bookkeeping entry in the books of the Corporation which entitles the holder to receive one Share (or the value thereof) for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable award agreement. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Equity Incentive Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any participant in respect of a bonus or similar payment in respect of services rendered by the applicable participant in a taxation year (the “PSU Service Year”).
The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs. Upon settlement, holders will redeem each vested PSU for the following at the election of such holder but subject to the approval of the Plan Administrator: (a) one Share in respect of each vested PSU, (b) a cash payment, or (c) a combination of Shares and cash. Any such cash payments made by the Corporation to a participant shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market

Price per Share as at the settlement date. Subject to the provisions of the Omnibus Equity Incentive Plan and except as otherwise provided in an award agreement, no settlement date for any PSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any PSU any later than the final business day of the third calendar year following the applicable PSU Service Year.
Deferred Share Units (DSUs)
A DSU is a unit equivalent in value to a Share credited by means of a bookkeeping entry in the books of the Corporation which entitles the holder to receive one Share (or, at the election of the holder and subject to the approval of the Plan Administrator, the cash value thereof) for each DSU on a future date. The Board may fix from time to time a portion of the total compensation (including annual retainer) paid by the Corporation to a director in a calendar year for service on the Board that are to be payable in the form of DSUs. In addition, a Participant may, with the Corporation’s consent, be given, subject to the provisions of the Omnibus Equity Incentive Plan, the right to elect to receive a portion of the compensation owing to them in the form of DSUs.
Share-based Awards
The Plan Administrator may grant other types of equity-based or equity-related awards (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Plan Administrator shall determine. Such awards may involve the issuance of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
Dividend Equivalents
Except as otherwise determined by the Plan Administrator or as set forth in the particular award agreement, RSUs, PSUs, and DSUs shall be credited, in accordance with the terms of the Omnibus Equity Incentive Plan, with dividend equivalents in the form of additional RSUs, PSUs, and DSUs, as applicable, as of each dividend payment date in respect of which normal cash dividends are paid on Shares.
Black-out Periods
In the event an award expires, at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such award will be the date that is ten business days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.
Term
While the Omnibus Equity Incentive Plan does not stipulate a specific term for awards granted thereunder, as discussed below, awards may not expire beyond ten years from its date of grant, except where Shareholder approval is received or where an expiry date would have fallen within a blackout period of the Corporation. All awards must vest and settle in accordance with the provisions of the Omnibus Equity Incentive Plan and any applicable award agreement, which award agreement may include an expiry date for a specific award.
Termination of Employment or Services
The following describes the impact of certain events upon the participants under the Omnibus Equity Plan Incentive Plan, including termination for cause, resignation, termination without cause, disability, death or retirement, subject, in each case, to the terms of a Participant’s applicable employment agreement, award agreement or other written agreement:
•
Termination for Cause / Resignation;   Any Option or other award held by the Participant that has not been exercised, surrendered, or settled as of the Termination Date (as defined in the Omnibus Equity Incentive Plan) shall be immediately forfeited and cancelled as of the Termination Date.

•
Termination without Cause:   Any unvested Option or other award which would otherwise vest or become exercisable in accordance with its terms based solely on the Participant remaining in the service of the Corporation on or prior to the date that is 90 days after the Termination Date shall immediately vest. Any vested Options may be exercised by the Participant within the time period contemplated by the Omnibus Equity Incentive Plan.
•
Death or Disability:   Any award that is held by the Participant that has not vested as of the date of the death or disability (as defined under the Omnibus Equity Incentive Plan) of such Participant shall vest on such date. Any vested Options may be exercised by the Participant, or Participant’s beneficiary or legal representative (as applicable), within the time period contemplated by the Omnibus Equity Incentive Plan.

•
Retirement:   Any (i) outstanding award that vests or becomes exercisable based solely on the Participant remaining in the service of the Corporation or its subsidiary will become 100% vested, and (ii) outstanding award that vests based on the achievement of Performance Goals (as defined in the Omnibus Equity Incentive Plan) that has not previously become vested shall continue to be eligible to vest based upon the actual achievement of such Performance Goals. Any vested Options may be exercised by the Participant within the time period contemplated by the Omnibus Equity Incentive Plan.

Change in Control
Under the Omnibus Equity Incentive Plan, except as may be set forth in an employment agreement, award agreement or other written agreement between the Corporation or a subsidiary of the Corporation and a participant:
(a)
If within 12 months following the completion of a transaction resulting in a Change in Control (as defined in the Omnibus Equity Inventive Plan), a Participant’s employment, consultancy or directorship is terminated by the Corporation or a subsidiary of the Corporation without Cause (as defined in the Omnibus Equity Incentive Plan), without any action by the Plan Administrator:

(i)
any unvested awards held by the participant at Termination Date shall immediately vest; and

(ii)
any vested awards may be exercised, surrendered to the Corporation, or settled by the participant at any time during the period that terminates on the earlier of: (A) the expiry date of such award; and (B) the date that is 90 days after the Termination Date. Any award that has not been exercised, surrendered, or settled at the end of such period being immediately forfeited and cancelled.

(b)
Unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on the TSX, the Corporation may terminate all of the awards, other than an Option held by a participant that is a resident of Canada for the purposes of the Income Tax Act (Canada), granted under the Omnibus Equity Incentive Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the fair market value of the award held by such participant as determined by the Plan Administrator, acting reasonably.

Non-Transferability of Awards
Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a participant, by will or as required by law, no assignment or transfer of awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding award pass to a beneficiary or legal representative upon the death of a participant, the period in which such award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death.
Amendments to the Omnibus Equity Incentive Plan
The Plan Administrator may also from time to time, without notice and without approval of the holders of voting Shares, amend, modify, change, suspend or terminate the Omnibus Equity Incentive Plan or any awards granted pursuant thereto as it, in its discretion, determines appropriate, provided that (a) no such amendment, modification, change, suspension or termination of the Omnibus Equity Incentive Plan or any award granted pursuant thereto may materially impair any rights of a participant or materially increase any obligations of a participant under the Omnibus Equity Incentive Plan without the consent of such participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or stock exchange requirements, and (b) any amendment that would cause an award held by a U.S. taxpayer to be subject to the income inclusion under Section 409A of the United States Internal Revenue Code of 1986, as amended, shall be null and void ab initio.
Notwithstanding the above, and subject to the rules of the TSX, the approval of Shareholders will be required to effect any of the following amendments to the Omnibus Equity Incentive Plan:
(a)
increasing the number of Shares reserved for issuance under the Omnibus Equity Incentive Plan, except pursuant to the provisions in the Omnibus Equity Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(b)
increasing or removing the 10% limits on Shares issuable or issued to insiders;

(c)
reducing the exercise price of an option award (for this purpose, a cancellation or termination of an award of a participant prior to its expiry date for the purpose of reissuing an award to the same participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an award) except pursuant to the provisions in the Omnibus Equity Incentive Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(d)
extending the term of an Option award beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the participant or within ten business days following the expiry of such a blackout period);

(e)
permitting an Option award to be exercisable beyond ten years from its date of grant (except where an expiry date would have fallen within a blackout period);

(g)
permitting awards to be transferred to a person;

(h)
changing the eligible Participants; and

(i)
deleting or otherwise limiting the amendments which require approval of the Shareholders.

Except for the items listed above, amendments to the Omnibus Equity Incentive Plan will not require Shareholder approval. Such amendments include (but are not limited to): (a) amending the general vesting provisions of an award, (b) amending the provisions for early termination of awards in connection with a termination of employment or service, (c) adding covenants of the Corporation for the protection of the Participants, (d) amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, and (e) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error.
OTHER MATTERS
Management of the Corporation knows of no amendment, variation, or other matter to come before the Meeting other than the matters referred to in the Notice. However, if any other matter properly comes before the Meeting, the form of proxy furnished by the Corporation will be voted on such matters in accordance with the best judgment of the persons voting the proxy.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This compensation discussion and analysis describes and explains the Corporation’s policies and practices with respect to the compensation of the Corporation’s named executive officers, being its Chief Executive Officer (or person who acted in a similar capacity), Chief Financial Officer, Chief Operating Officer (or person who acted in a similar capacity), Chief Medical Officer (or person who acted in a similar capacity) and Executive Chairman (collectively the “NEOs”) for the financial years ended December 31, 2020, December 31, 2019, and December 31, 2018.
Executive Compensation
In accordance with the provisions of applicable securities legislation, the Corporation’s four NEOs during the financial year ended December 31, 2020 were: Dr. Eldon R. Smith, Chairman and Chief Medical Officer (former), Mr. David Elsley, the President and Chief Executive Officer, Mr. Chris Waddick, the Chief Financial Officer and Corporate Secretary, and Mr. Bernard Lim, the Chief Operating Officer.
The CG&C Committee determines the compensation of the Corporation’s NEOs and the directors of the Corporation with a view to ensuring that the remuneration appropriately reflects the responsibilities and risks involved in being an effective executive officer and/or director of the Corporation. The CG&C Committee periodically reviews the Corporation’s compensation philosophy and objectives taking into consideration various factors discussed below.
A summary of the compensation received by the NEOs for the financial years ended December 31, 2020, December 31, 2019, and December 31, 2018 is provided under the heading “Summary Compensation Table” below. A summary of the compensation received by the non-NEO directors of the Corporation for the financial year ended December 31, 2020, is provided under the heading “Compensation of Directors” below.
Nature and Responsibilities of the Corporate Governance and Compensation Committee
The CG&C Committee is responsible for making recommendations to the Board with respect to, among other things: executive and director compensation, including reviewing and determining director compensation, overseeing the Corporation’s base compensation structure and equity-based compensation program, recommending compensation of the Corporation’s officers and employees and evaluating the performance of officers generally and in light of annual goals and objectives and any changes with a view to providing competitive compensation programs which attract, motivate, and retain high-caliber individuals.
The CG&C Committee also assumes responsibility for reviewing and monitoring the long-range compensation strategy for the Corporation’s senior management. The CG&C Committee reviews the compensation of senior management on an annual basis taking into account compensation paid by other issuers of similar size and activity. A copy of the CG&C Committee Mandate can be found on the Corporation’s website at www.cardiolrx.com.
Recommendations of the CG&C Committee are referred to the Board for approval, modification, or amendment.
Composition of the Corporate Governance and Compensation Committee
The CG&C Committee members are directors Iain Chalmers (Chair), Deborah Brown, and Peter Pekos, a majority of whom are independent.
The majority of the members of the CG&C Committee have direct experience which is relevant to their responsibilities in executive compensation as they have been previously, and are currently, involved with compensation matters at other companies, both public and private, of which they are directors.
Skills and experience that enable the CG&C Committee to make decisions on the suitability of the Corporation’s compensation policies and practice include:
Iain Chalmers:	Mr. Chalmers is a professor of Marketing and Alcohol Business Management at Centennial College in Toronto, Ontario, as well as part owner of Niagara Falls Craft Distillery. Prior to this, he spent over eight years as Vice President of Marketing and Innovation at Diageo Canada, and eleven years at Gillette/Procter & Gamble in various senior positions.

Deborah Brown:	Ms. Brown is Managing Partner of Accelera Canada Ltd., a specialty consultancy firm that assists emerging biopharma ventures with the development and implementation of their Canadian market strategy. Ms. Brown also sits on the boards of Oncolytics Biotech Inc. (and also serves as Chair of its Compensation Committee and as a member of its Audit Committee), Sernova Corp. (and also serves as a member of its Compensation Committee and Nominating and Corporate Governance Committee) and the Hamilton-Burlington SPCA.
Peter Pekos:	Mr. Pekos is a veteran of the pharmaceutical services industry. In 1986, he was a founder of Dalton Pharma Services (Dalton). Mr. Pekos is currently on the board of and was founding Chairman of ventureLAB, a Regional Innovation Center located at IBM’s York Region campus.
To ensure the effectiveness of the CG&C Committee’s oversight in determining executive compensation, the majority of the members of the CG&C Committee are independent. See “Particulars Of Matters To Be Acted Upon Election of Directors — Biographies of Directors” for additional education and experience of the Corporation’s CG&C Committee members standing for re-election to the Board.
Philosophy and Objectives of the Compensation Program
Our compensation practices are designed to retain, motivate, and reward our executive officers for their performance and contribution to our long-term success. The Board seeks to compensate executive officers by combining short-term and long-term cash and equity incentives. It also seeks to reward the achievement of corporate and individual performance objectives and to align executive officers’ incentives with the Corporation’s performance. The Corporation seeks to tie individual goals to the area of the senior executive officer’s primary responsibility. These goals may include the achievement of specific financial or business development goals. Corporation performance goals are based on our financial performance during the applicable financial year.
In order to achieve our growth objectives, attracting and retaining the right team members is critical. A key part of this is a well thought-out compensation plan that attracts high performers and compensates them for continued achievements. Many of the Corporation’s team members will participate in the Equity Compensation Plan, driving retention and ownership. Communicating clear and concrete criteria and processes for merit-based increases and bonuses will also motivate the entire team to achieve individual and corporate goals.
Elements of Compensation
Our executive compensation consists primarily of three elements: base salary, annual bonuses, and long-term equity incentives.
Base Salary
Base salaries for executive officers are established based on the scope of their responsibilities and their prior relevant experience, taking into account compensation paid by other companies in the industry for similar positions and the overall market demand for such executives at the time of hire. The Corporation does not actively benchmark its compensation to other companies, but has reviewed the public disclosure available for other comparable clinical stage biopharmaceutical companies to assist in determining the competitiveness of base salary, bonuses, benefits, and stock options paid to the executive officers of the Corporation. An executive officer’s base salary is determined by reviewing the executive officer’s other compensation to ensure that the executive officer’s total compensation is in line with the Corporation’s overall compensation philosophy.
Base salaries are reviewed annually and increased for merit reasons, based on the executive’s success in meeting or exceeding individual objectives and/or for market competitiveness. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope or breadth of an executive’s role or responsibilities, as well as for market competitiveness.
Bonus Plans
Our compensation program includes eligibility for annual incentive cash bonuses. The range of potential bonuses is based on a percentage of base salary and is reviewed annually. NEO bonuses include corporate and financial performance targets, as well as personal performance objectives that are determined by the Board upon recommendations by the CG&C Committee, which may include the implementation of new strategic initiatives, the development of innovations, team building, the ability to manage the costs of the business, and other factors. The mix between corporate and financial performance targets and personal performance objectives and the resulting bonus entitlements vary for each NEO.
Equity Compensation
The Board of Directors had in 2020 adopted the Equity Compensation Plan, which allowed for the grant and issue, from time to time, of stock options and share-based awards pursuant to the terms and conditions of the Equity Compensation Plan. Share-based awards were in the form of Shares issued or granted to a “Non-Executive Employee”, an “Independent Director” or a “Service Provider”, as such terms are defined under the Equity Compensation Plan.
The Corporation proposes, subject to receipt of TSX and shareholder approval, adopting the Omnibus Equity Incentive Plan to allow the Corporation to grant from time to time Options, Restricted Share Units, Performance Share Units, Deferred Share Units, and other share-based other share-based awards pursuant to the terms and conditions of the Omnibus Equity Incentive Plan. Upon adoption of the Omnibus Equity Incentive Plan, no further stock options or share-based awards will be granted under the Equity Incentive Plan. Awards under the Omnibus Equity Incentive Compensation Plan may be issued or granted to Participants (as such terms are defined under the Omnibus Equity Incentive Plan).
The purpose of the Omnibus Equity Incentive Plan is to enable the Corporation to issue different types of securities to Directors, Employees and Consultants primarily as a means to conserve cash for its operations.
Our Board of Directors is responsible for administering the Equity Compensation Plan and will be responsible for administering the Omnibus Equity Incentive Plan. The CG&C Committee will be responsible for making recommendations to the Board of Directors in respect of matters relating to the Equity Compensation Plan and will do so under the Omnibus Equity Incentive Plan, subject to the CG&C Committee’s ability to delegate certain functions to a director or officer.
See “Particulars of Matters to be Acted Upon — Approval of Omnibus Equity Incentive Plan” for additional details on the Omnibus Equity Incentive Plan.
Determination of Compensation
The CG&C Committee is, among other things, responsible for determining all forms of compensation and for evaluating the Chief Executive Officer’s performance and for reviewing and approving the recommendations of the Chief Executive Officer to the Board for the other NEOs.
The appropriate quantum and form of compensation for the NEOs has been based on their qualifications, level of experience, and the compensation being paid to comparable executives in the Corporation’s peer groups. In making compensation recommendations to the Board in respect of these elements, the CG&C Committee considers both the cumulative compensation being granted to executives, as well as internal comparisons among the Corporation’s executives. The CG&C Committee reviews and approves recommendations of the Chief Executive Officer to the Board for the performance of each NEO at the year end.
Base Salaries
Base salaries or equivalent consulting fees for the NEOs are generally fixed by the Board following recommendations from the CG&C Committee. Increases or decreases on a year-over-year basis are dependent on the CG&C Committee’s assessment of the performance of the Corporation overall, the Corporation’s projects, and the individual’s overall performance and skills. In determining such amounts, the CG&C Committee generally balances the compensation objectives set out herein including the experience, skill, and scope of responsibility of the executive with the goal of keeping cash compensation for its executive officers within the range of cash compensation paid by companies of similar size and industry.

Share-Based and Option-Based Awards
Long-term equity incentive compensation in the form of Options comprises a significant portion of overall compensation for the NEOs and the Board. The CG&C Committee believes that this is appropriate because it creates a strong correlation between variations in the Corporation’s Share price and the compensation of its executives, thereby aligning the interests of the Corporation’s executives and Shareholders.
The Equity Compensation Plan provides that Awards (stock options or share-based awards (collectively “Awards”) will be issued pursuant to stock option or share-based award agreements to directors, officers, employees, or consultants of the Corporation or a subsidiary of the Corporation. The grant of Awards to executive officers is determined by the Board as recommended by the CG&C Committee. Awards assist the Corporation in attracting, motivating, and retaining top talent. The Corporation has used initial larger one- time grants to recruit new executives and directors and ensure that the NEOs have a significant stake in the performance of the Corporation. The CG&C Committee reviews the options schedule periodically during each financial year and the contributions made to the Corporation by executive officers to determine whether additional Awards grants should be made. Previous grants of Awards are taken into account when considering new grants. Although some options granted to the current date have a term of seven years, grants within the past two years have a term of five years. The term of the options encourages the long-term retention of the Corporation’s officers, employees, and consultants.
The Corporation proposes subject to receipt of TSX and shareholder approval, adopting the Omnibus Equity Incentive Plan to allow the Corporation to grant from time to time of Options, Restricted Share Units, Performance Share Units, Deferred Share Units, or other share-based awards. Upon adoption of the Omnibus Equity Incentive Plan, no further stock options or share-based awards will be granted under the Equity Incentive Plan. At the Meeting, the Corporation will be seeking shareholder approval of the Omnibus Equity Incentive Plan. See “Particulars Of Matters To Be Acted Upon — Approval of Omnibus Equity Incentive Plan”.
Discussions by the CG&C Committee and subsequently by the Board are not dependent on or determined by formal analyses, criteria, benchmarking, or objectives and are not linked in any quantitative way to the Corporation’s Share price quoted on the TSX. Rather, the Corporation relies on the knowledge and experience of the directors who sit on the CG&C Committee, together with background information on other similar companies in determining appropriate amounts for each element of the compensation package for the Chief Executive Officer and for reviewing and approving the recommendations of the Chief Executive Officer to the Board for the other NEOs.
Assessment of Risks Associated with the Corporation’s Compensation Policies and Practices
The Board, based on recommendations from the CG&C Committee, assesses the Corporation’s compensation plans and programs for its executive officers to ensure alignment with the Corporation’s business plan and to evaluate the potential risks associated with those plans and programs. The CG&C Committee will ensure that the compensation policies and practices do not create any risks that are reasonably likely to have a material adverse effect on the Corporation.
The CG&C Committee considers the risks associated with executive compensation and corporate incentive plans when designing and reviewing such plans, and programs are generally implemented by or at the direction of the CG&C Committee.
Share-Based and Option-Based Awards
For information on the Corporation’s option-based awards, refer to the heading “Compensation Discussion and Analysis — Determination of Compensation — Share-Based and Option-Based Awards.”
Compensation Governance
For information on the Corporation’s compensation governance, refer to the heading “Compensation Discussion and Analysis — Executive Compensation.”

PERFORMANCE GRAPH
The following graph compares the year-end investment value of the total cumulative shareholder return for $100 invested in Common Shares of the Corporation against the cumulative total return of the S&P/TSX Composite Index since the date of public trading on the TSX (being December 20, 2018) until the fiscal year ended December 31, 2020.

CUMULATIVE TOTAL SHAREHOLDER RETURNS CARDIOL THERAPEUTICS INC. VS TSX COMPOSITE INDEX
130.00
125.00
120.00
115.00
110.00
105.00
100.00
95.00
90.00
85.00
80.00
75.00
70.00
65.00
Dec 20, 2018
Dec 31, 2019
Dec 31, 2020
CRDL
S&P/TSX

	CRDL	S&P/TSX
December 20, 2018	100.00	100.00
December 31, 2019	110.36	120.66
December 31, 2020	66.99	123.28

Summary Compensation Table
The following table sets out certain information respecting the compensation paid for the financial years ended December 31, 2020, 2019, and 2018 to NEOs of the Corporation:
Name and principal position (a)	Year (b)	Salary ($) (c)	Share based Awards ($) (d)	Option based Awards ($)(1) (e)	Non-equity incentive compensation ($) (f)		Pension value ($) (g)	All other compensation ($) (h)	Total compensation ($) (i)
					Annual incentive plans (f1)	Long-term incentive plans (f2)
Dr. Eldon R. Smith Chairman and former Chief Medical Officer(4)	2020	Nil	Nil	Nil	Nil	Nil	Nil	312,947(2)	312,947
	2019	Nil	Nil	Nil	Nil	Nil	Nil	108,000(2)	108,000
	2018	88,767	Nil	Nil	Nil	Nil	Nil	66,306(2)	155,073
Mr. David Elsley President and Chief Executive Officer	2020	517,430	Nil	Nil	Nil	Nil	Nil	Nil	517,430
	2019	450,000	Nil	Nil	Nil	Nil	Nil	Nil	450,000
	2018	362,717	Nil	Nil	350,000	Nil	Nil	Nil	712,717
Mr. Chris Waddick Chief Financial Officer and Corporate Secretary	2020	204,377	Nil	Nil	Nil	Nil	Nil	Nil	204,377
	2019	202,100	Nil	593,221	Nil	Nil	Nil	Nil	795,321
	2018	173,004	Nil	779,993	Nil	Nil	Nil	399,950(3)	1,352,947
Bernard Lim Chief Operating Officer(7)	2020	18,261	Nil	240,981	Nil	Nil	Nil	Nil	259,242
Dr. Anthony E. Bolton former Chief Scientific Officer(6)	2020	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2019	Nil	Nil	Nil	Nil	Nil	Nil	48,495(5)	48,495
	2018	Nil	Nil	Nil	Nil	Nil	Nil	220,000(5)	220,000

Notes:
(1)
These amounts are the fair value of the Options based on the Black-Scholes option pricing model. The model used has been based on IFRS guidelines and has been tied to the option periods. The undernoted weighted average assumptions were utilized for 2020: expected dividend yield of 0%; risk-free rate of 0.46%; expected life of 5 years; and an expected volatility of 108%. The undernoted weighted average assumptions were utilized for 2019: expected dividend yield of 0%; risk-free rate of 1.76%; expected life of 7 years; and an expected volatility of 162%. The undernoted weighted average assumptions were utilized for 2018: expected dividend yield of 0%; risk-free rate of 2.22%; expected life of 7 years; and an expected volatility of 162%.

(2)
These amounts, plus applicable GST, were paid to Eldon R. Smith & Associates Ltd. for services provided to the Corporation.

(3)
On August 16, 2018, Mr. Waddick was granted an option to acquire 100,000 Common Shares exercisable at a nominal exercise price as a signing bonus with respect to his employment with the Corporation. Mr. Waddick exercised this option on August 21, 2018.

(4)
Dr. Eldon Smith resigned as the Chief Medical Officer of the Corporation effective March 29, 2021. Dr. Andrew Hamer joined the Corporation as the Chief Medical Officer on the same day.

(5)
These amounts were paid to Dr. Bolton pursuant to his management consulting agreement with the Corporation.

(6)
Dr. Anthony Bolton resigned as the Chief Scientific Officer of the Corporation effective March 20, 2019, but remains as the Director of Research.

(7)
Bernard Lim joined the Corporation as Chief Operating Officer on December 3, 2020.

Incentive Based Awards Option-Based Awards
The Corporation has an Equity Compensation Plan in place, which was established to provide incentive to qualified parties to increase their equity interest in the Corporation and thereby encourage their continuing association with the Corporation. The grant of Options and Share-Based Awards to executive officers is determined by the Board of Directors upon recommendation by the CG&C Committee. The CG&C Committee proposes Option or Share-Based Award grants based on such criteria as performance, previous grants, and hiring incentives. All grants require approval of the Board. The Equity Compensation Plan is administered by the Board and provides that Options or Share-based Awards may be issued to directors, officers, employees, or consultants of the Corporation or a subsidiary of the Corporation.
The Corporation proposes, subject to receipt of TSX and shareholder approval, adopting the Omnibus Equity Incentive Plan to allow the Corporation to grant from time to time the grant of Restricted Share Units,

Performance Share Units, Deferred Share Units, or other share-based awards. Upon adoption of the Omnibus Equity Incentive Plan, no further stock options or share-based awards will be granted under the Equity Incentive Plan. See “Particulars Of Matters To Be Acted Upon — Approval of Omnibus Equity Incentive Plan”.
Outstanding Share-Based Awards and Option-Based Awards
The following table sets forth particulars of all outstanding share-based and option-based awards granted to the NEOs and which were outstanding at December 31, 2020:
Name (a)	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#) (b)	Option exercise price ($) (c)	Option expiration date (d)	Value of unexercised in-the-money- options(1) ($) (e)	Number of shares or units of shares that have not vested (#) (f)	Market or payout value of share-based awards that have not vested ($) (g)	Market or payout value of vested share-based awards not paid out or distributed ($)
Dr. Eldon R. Smith	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mr. David Elsley	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Mr. Chris Waddick	200,000	5.00	August 16, 2025	Nil	N/A	N/A	N/A
	150,000	4.30	January 2, 2026
Mr. Bernard Lim	120,000	2.59	December 2, 2025	22,800	N/A	N/A	N/A

Note:
(1)
Based on the difference between the exercise price of the Option and the closing market price of the Corporation’s Shares on the TSX on December 31, 2020 of $2.78.

Incentive Plan Awards — Value Vested or Earned During the Year
The following table sets forth particulars of the value of all incentive plan awards vested in or earned by the NEOs during the year ended December 31, 2020:
Name	Option-based awards — Value vested during the year ($)(1)	Share-based awards — Value vested during the year ($)	Non-equity incentive plan compensation — Value earned during the year ($)
Dr. Eldon R. Smith	Nil	Nil	Nil
Mr. David Elsley	Nil	Nil	Nil
Mr. Chris Waddick	Nil	Nil	Nil
Mr. Bernard Lim	Nil	Nil	Nil

Note:
(1)
The exercise price of the Options granted during the year was equal to or in excess of the market price of the Corporation’s Shares on the date the Options were granted and accordingly the value vested or earned is nil.

Pension Plan Benefits
The Corporation does not have any pension or retirement plan in place.
Termination and Change of Control Benefits
The Corporation has entered into a written agreement with each NEO that sets out the terms of his relationship as a consultant or employee, including the NEO’s entitlement in the event of the cessation of employment.
The Corporation is not party to any contracts and has not entered into any plans or arrangements which require compensation to be paid to a NEO in the event of resignation, retirement, a change in control of the

Corporation, or a change in a NEO’s responsibilities. No other management functions of the Corporation are performed to any substantial degree by any person or corporation other than the directors and officers of the Corporation.
In the event of the Corporation terminating Mr. David Elsley without cause, the Corporation is required to provide written notice of termination, payment in lieu of notice, or any combination thereof equal to 12 months. In the event of the Corporation terminating Mr. Chris Waddick without cause, the Corporation is required to provide the greater of: (i) $91,000; or (ii) written notice of termination, payment in lieu of notice, or any combination thereof pursuant to the Ontario Employments Standards Act, 2000. In the event of the Corporation terminating Mr. Bernard Lim without cause, the Corporation is required to provide the greater of: (i) written notice of termination, payment in lieu of notice, or any combination thereof equal to 3 months; or (ii) written notice of termination, payment in lieu of notice, or any combination thereof pursuant to the Ontario Employment Standards Act, 2000.
Compensation of Directors
The Corporation’s policy with respect to directors’ compensation was developed by Management and approved by the Board, to be managed and refined in the future, as necessary, by the CG&C Committee. Directors of the Corporation who are also officers or employees of the Corporation are not compensated for their service on the Board. The following table sets out certain information respecting the compensation paid to Directors who were not NEOs for the financial year ended December 31, 2020. Mr. Elsley and Dr. Smith were Directors and NEOs during the year ended December 31, 2020. Any compensation received by them in their capacities as directors of the Corporation is reflected in the Summary Compensation Table in this Circular.
Director Compensation Table
The following table sets forth compensation paid to directors in the financial years ending December 31, 2020, and who were not also officers, employees, or NEOs of the Corporation.
Name and principal position (a)	Year (b)	Fees earned ($) (c)	Share based Awards ($) (d)	Option based Awards ($) (e)	Non-equity incentive compensation ($) (f)	Pension value ($) (g)	All other compensation ($) (h)	Total compensation ($) (i)
Dr. Guillermo Torre-Amione	2020	45,000	Nil	Nil	Nil	Nil	Nil	45,000
Mr. Iain Chalmers	2020	50,000	Nil	Nil	Nil	Nil	Nil	50,000
Mr. Peter Pekos	2020	45,000	Nil	Nil	Nil	Nil	Nil	45,000
Ms. Deborah Brown	2020	60,000	Nil	Nil	Nil	Nil	Nil	60,000
Mr. Colin Stott	2020	45,000	Nil	Nil	Nil	Nil	Nil	45,000
Board Retainers or Cash Compensation
In the Board’s view, board retainers or cash compensation should be determined based on the requirements of the members of the board of a clinical stage biopharmaceutical company, as well as a subjective assessment of the compensation the individual could reasonably expect to receive from the Corporation’s peers and upon the Corporation’s capacity to pay.
The CG&C Committee intends to review the Board retainers or cash compensation annually to ensure they remain externally competitive. At the same time, there is an expectation that individual members of the Board be accountable and that a review process is a necessary part of that accountability.
Outstanding Share-Based & Option-Based Awards
The following table sets forth particulars of all outstanding share-based and option-based awards granted to Directors of the Corporation who were not officers, employees, or NEOs and which were outstanding at December 31, 2020:

Name (a)	Option-based Awards				Share-based Awards
	Number of securities underlying unexercised options (#) (b)	Option exercise price ($) (c)	Option expiration date (d)	Value of unexercised in-the-money- options(1) ($) (e)	Number of shares or units of shares that have not vested (#) (f)	Market or payout value of share-based awards that have not vested ($) (g)
Dr. Guillermo Torre- Amione	60,000	5.00	August 30, 2025	Nil	N/A	N/A
Mr. Iain Chalmers	60,000	5.00	August 30, 2025	Nil	N/A	N/A
	60,000	5.42	April 4, 2026
Mr. Peter Pekos	60,000	5.00	August 30, 2025	Nil	N/A	N/A
Ms. Deborah Brown	60,000	5.00	August 30, 2025	Nil	N/A	N/A
Mr. Colin Stott	60,000	4.08	December 2, 2024	Nil	N/A	N/A

Note:
(1)
Based on the difference between the exercise price of the Option and the closing market price of the Corporation’s Shares on the TSX on December 31, 2020 of $2.78.

Incentive Plan Awards — Value Vested or Earned During the Year
The following table sets forth the particulars of all incentive plan awards vested or earned by Directors who were not NEOs during the year ended December 31, 2020.
Name	Option-based awards — Value vested during the year ($)(1)	Share-based awards — Value vested during the year ($)	Non-equity incentive plan compensation — Value earned during the year ($)
Dr. Guillermo Torre-Amione	Nil	Nil	Nil
Mr. Iain Chalmers	Nil	Nil	Nil
Mr. Peter Pekos	Nil	Nil	Nil
Ms. Deborah Brown	Nil	Nil	Nil
Mr. Colin Stott	Nil	Nil	Nil

Note:
(1)
The exercise price of Options granted during the year was equal to or in excess of the market price of the Corporation’s Shares on the date the Options were granted and accordingly the value vested or earned is nil.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
The following table sets forth information with respect to all compensation plans under which equity securities are authorized for issuance as of December 31, 2020:
Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	2,861,300(1)	$3.78	1,190,559(1)
Equity compensation plans not approved by security holders(2)	N/A	N/A	N/A
TOTAL	2,861,300	$3.78	1,190,559

Note:
(1)
The maximum number of Shares subject to the Equity Compensation Plan is 13% of the issued Shares of the Corporation from time to time, with the number of Shares which may be issued pursuant to (a) the exercise of stock options not exceeding 10% of the issued Shares of the Corporation from time to time, and (b) the number of Share-Based Awards granted or issued in any fiscal year not exceeding 3% of the issued and outstanding Shares of the Corporation on the first day of such fiscal year. For the purposes of the above table, the number of Shares remaining available for future issuance under the Equity Compensation Plan was calculated as the aggregate of 10% of the number of Shares outstanding as at December 31, 2020 (in respect of stock options) and 3% of the number of Shares outstanding as at January 1, 2020 (in respect of share-based awards), less the number of Shares to be issued upon exercise of stock options outstanding as at December 31, 2020 See “Equity Compensation Plan” below.

(2)
The Corporation proposes, subject to receipt of TSX and shareholder approval, adopting the Omnibus Equity Incentive Plan. Upon adoption of the Omnibus Equity Incentive Plan, no further stock options or share-based awards will be granted under the Equity Incentive Plan. See “Particulars Of Matters To Be Acted Upon — Approval of Omnibus Equity Incentive Plan”.

The following table outlines the burn rate for the Equity Compensation Plan for the years ended December 31, 2019 and December 31, 2020.
Burn Rate(1)
2020	4.4%
2019	4.1%

Note:
(1)
The burn rate is calculated by dividing the number of stock options and share-based awards granted under the Equity Compensation Plan during the fiscal year, by the weighted average number of shares outstanding for the fiscal year

Equity Compensation Plan
The Corporation’s Equity Compensation Plan dated June 1, 2020 is a “rolling” stock option plan that allows the Corporation to grant Share-Based Awards as well. “Award” means, individually or collectively, a grant under this Equity Compensation Plan of either options or share-based awards, in each case subject to the terms of the Equity Compensation Plan. A description of the Equity Compensation Plan in accordance with the disclosure requirements of the TSX is set out below.
The Corporation proposes, subject to receipt of TSX and shareholder approval, adopting the Omnibus Equity Incentive Plan to allow the Corporation to grant from time to time Options, Restricted Share Units, Performance Share Units, Deferred Share Units, and other share-based awards pursuant to the terms and conditions of the Omnibus Equity Incentive Plan. Upon adoption of the Omnibus Equity Incentive Plan, no further stock options or share-based awards will be granted under the Equity Incentive Plan. See “Particulars of Matters to be Acted Upon — Approval of Omnibus Equity Incentive Plan” for additional details on the Omnibus Equity Incentive Plan.
Eligible Participants:   Directors, Employees, and Service Providers (as those terms are defined in the Equity Compensation) are eligible to be granted options and share-based awards under the Equity Compensation Plan and are Participants.
Plan Maximum:   The number of Shares which may be issued pursuant to options granted under the Equity Compensation Plan may not exceed 10% of the issued Shares from time to time. Shares covered by an option that have been exercised, terminated, or expired shall again be available for an option grant. The maximum number of Share-Based Awards granted or issued in any fiscal year shall not exceed 3% of the issued and outstanding shares of the corporation on the first day of such fiscal year.
Outstanding Securities Awarded:   As of the date hereof, the total number of Shares issuable upon exercise of options granted under the Equity Compensation Plan is 3,501,300 Shares (representing approximately 8.2% of the Shares outstanding and approximately 81.6% of the Shares reserved for issuance under the Equity Compensation Plan). As of the date hereof, the total number of Shares issued as Share-Based Awards under the Equity Compensation Plan is 344,650 Shares (representing approximately 1.0% of the Shares outstanding at the beginning of the year and approximately 34.9% of the Shares reserved for issuance under the Equity Compensation Plan).

Remaining Securities Available for Grant:   As of the date hereof, the number of Shares available for issuance pursuant to future Option grants is 789,359 Shares (representing approximately 1.8% of the Common Shares outstanding and approximately 18.4% of the Shares reserved for issuance under the Equity Compensation Plan). As of the date hereof, the number of Shares available for issuance pursuant to future Share-Based Award grants is 641,058 Shares (representing approximately 2.0% of the Common Shares outstanding and approximately 65.1% of the Shares reserved for issuance under the Equity Compensation Plan).
Limitations on Grants:   The aggregate number of Shares issuable to insiders of the Corporation within any one-year period under the Equity Compensation Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, shall not exceed 13% of the Corporation’s total issued and outstanding Shares. The number of Shares which may be issuable pursuant to exercise of Options shall not exceed 10% of issued Shares from time to time. The maximum number of Share-Based Awards granted or issued in any fiscal year shall not exceed 3% of the issued Shares, on the first day of such fiscal year. The aggregate number of Shares reserved for issuance to insiders of the Corporation at any time under the Equity Compensation Plan, or when combined with all of the Corporation’s other security-based compensation arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding Shares.
Exercise Price:   The exercise price of the Shares covered by each Option is determined by the Board. While the Shares are listed on the TSX, the exercise price shall not be less than the “Market Price” of the Shares at the time the option is granted. “Market Price” is defined in the Equity Compensation Plan as the closing price of the Shares on the TSX, or another stock exchange where the majority of the trading volume and value of the Shares occurs, on the day immediately preceding the relevant date.
Vesting:   The Equity Compensation Plan provides that an option may be exercised (in each case to the nearest full share) during the term of the Option as follows: (a) one-third on the first anniversary of the date of the Option certificate relating to the options; (b) one-third on the second anniversary of the date of the option certificate; and (c) the remaining one-third shall vest on the third anniversary of the date of the option certificate.
Term of Options:   Subject to the termination and change of control provisions noted below, the term of any option granted under the Equity Compensation Plan is determined by the Board and may not exceed ten years from the date of grant. Should the expiry date for an option fall within a blackout period or within nine business days following the expiration of a blackout period, such expiry date shall be automatically extended without any further act or formality to that date which is the tenth business day after the end of the blackout period, such tenth business day to be considered the expiry date for such option for all purposes under the Equity Compensation Plan. A “blackout period” is a period during which designated persons cannot trade Shares of the Corporation pursuant to any policy of the Corporation respecting restrictions on trading.
Termination:   If the Participant is a director, Employee, or Service Provider of the Corporation and ceases to be such, other than by reason of death, then the expiry date of the Option is 90 days following the termination date, provided that, the Board has the discretion to waive the 90-day termination requirement, to permit the Participant to exercise any options for the full term of the Options, unless the Participant is terminated as a result of certain specified circumstances (including termination for cause for Employees and Service Providers) in which case the expiry date will be the date the Participant is terminated.
In the event of the death of an Participant, the Participant’s Option may be exercised only within one year next succeeding such death and then only (i) by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or the laws of descent and distribution, and (ii) to the extent that the Participant was entitled to exercise the Option at the date of death.
Change of Control:   In the event of an actual or potential change of control, the Board has the right to deal with any Awards in the manner it deems equitable and appropriate in the circumstances, including the right to: (i) determine that any Awards will remain in full force and effect in accordance with their terms after the change of control; (ii) cause any Awards to be converted or exchanged for options to acquire shares of another entity involved in the change of control, having the same value and terms and conditions as the Awards; (iii) accelerate the vesting of any unvested Awards; (iv) provide Participants with the right to surrender any Awards for an amount per underlying Common Share equal to the positive difference, if any, between the fair market value of the Common Share on the date of surrender and the Award exercise price of such Awards; and (v) accelerate the date by which any Awards must be exercised.

Assignability:   The benefits, rights, and Awards accruing to any Participant in accordance with the terms and conditions of the Equity Compensation Plan are not transferable or assignable. During the lifetime of an Participant any benefits, rights, and Awards may only be exercised by the Participant.
Amendment Provisions:   The Equity Compensation Plan provides that the Board may from time to time amend the Equity Compensation Plan and the terms and conditions of any Award granted thereunder, provided that any such amendment, modification, or change to the provisions of the Equity Compensation Plan shall: (a) not adversely alter or impair any Award previously granted except as permitted by the adjustment provisions in the Equity Compensation Plan; (b) be subject to any regulatory approvals, where required, including the approval of the TSX, where necessary; (c) be subject to Shareholder approval in accordance with the rules of the TSX in circumstances where the amendment, modification, or change to the Equity Compensation Plan would (i) reduce the exercise price of an option held by an insider of the Corporation; (ii) extend the term of an Award held by an insider of the Corporation beyond the original term of the Award (other than pursuant to the blackout-period provisions); (iii) amend to remove or to exceed the insider participation limits in the Equity Compensation; (iv) increase the fixed maximum percentage of issued and outstanding Common shares which may be issued pursuant to the Equity Compensation Plan or change from a fixed maximum percentage of issued and outstanding Common Shares to a fixed maximum number of Common Shares; or (v) amend the amendment provisions and (d) not be subject to Shareholder approval in circumstances where the amendment, modification, or change to the Equity Compensation Plan or Award would (i) be of a “housekeeping nature”; (ii) be necessary for Awards to qualify for favourable treatment under applicable tax laws; (iii) alter, extend, or accelerate any vesting terms or condition in the Equity Compensation Plan or any option; (iv) introduce, amend or modify any mechanics for exercising any Award (including relating to a cashless exercise feature or an automatic exercise feature); (v) change the term of an Award or change any termination provision in the Equity Compensation Plan or any Award (for example, relating to termination of employment, resignation, retirement, or death), provided that such change does not entail an extension beyond the original term of such option (other than such period being extended by virtue of the blackout provisions); (vi) introduce a share appreciation right feature payable in cash or Common Shares, provided that such feature provides for a full deduction of the number of underlying Common Shares from the Equity Compensation Plan maximum as applicable; (vii) change the application of the adjustment or change of control provisions; (viii) add a form of financial assistance or amend a financial assistance provision which is adopted; or (ix) change the eligible participants under the Equity Compensation Plan.
Financial Assistance:   The Equity Compensation Plan does not provide for the Corporation to give financial assistance to facilitate the purchase of Common Shares under the Equity Compensation Plan.
Taxes and Source Deductions:   The Equity Compensation Plan provides that the Corporation or any subsidiary may take such reasonable steps for the deduction and withholding of any taxes and other required source deductions that the Corporation or the subsidiary, as the case may be, is required by any law or regulation of any governmental authority whatsoever to withhold, deduct, or remit in connection with the Equity Compensation Plan, any exercise or surrender of any option, or a portion thereof, by a Participant or any issuance of Shares to a Participant.
In addition, the delivery of any Shares to be issued to an Participant on the exercise or termination of options by the Participant, may be made conditional upon the Participant (or other person) reimbursing or compensating the Corporation or making arrangements satisfactory to the Corporation for the payment to it in a timely manner of all taxes required to be remitted for the account of the Participant.
The Corporation proposes, subject to receipt of regulatory and shareholder approval, to replace the Equity Compensation Plan with the Omnibus Equity Incentive Plan. Details of the proposed Omnibus Equity Incentive Plan are disclosed under “Particulars of Matters to Be Acted Upon — Approval of Omnibus Equity Incentive Plan”.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
Since the beginning of the last fiscal year of the Corporation, none of the executive officers, directors or employees or any former executive officers, directors, or employees of the Corporation or any proposed nominee for election as a director of the Corporation or any of their respective associates is or has been indebted to the Corporation or has been indebted to any other entity where that indebtedness was the subject of a guarantee, support agreement, letter of credit, or other similar arrangement or understanding provided by the Corporation.
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS
For purposes of the following discussion, “Informed Person” means (a) a director or executive officer of the Corporation; (b) a director or executive officer of a person or company that is itself an Informed Person or a subsidiary of the Corporation; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than ten percent of the voting rights attached to all outstanding voting securities of the Corporation, other than the voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Corporation itself if it has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities.
Except as disclosed below, elsewhere herein or in the notes to the Corporation’s financial statements for the financial year ended December 31, 2020, none of:
(a)
the Informed Persons of the Corporation;

(b)
the proposed Nominees for election as a director of the Corporation; or

(c)
any associate or affiliate of the foregoing persons,

has any material interest, direct or indirect, in any transaction since the commencement of the last financial year of the Corporation or in a proposed transaction which has materially affected or would materially affect the Corporation or any subsidiary of the Corporation.
DISCLOSURE STATEMENT OF CORPORATE GOVERNANCE PRACTICES
General
The Board believes that effective corporate governance contributes to improved corporate performance and enhanced Shareholder value. The Corporation’s governance practices are subject to at least an annual review and evaluation through the Board’s Corporate Governance and Compensation Committee to ensure that, as the Corporation’s business develops and grows, changes in structure and process necessary to ensure continued good governance are identified and implemented.
The Canadian Securities Administrators (“CSA”) have adopted National Policy 58-201 — Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Corporation. In addition, the CSA have implemented National Instrument 58‑101 — Disclosure of Corporate Governance Practices (“NI 58-101”) which prescribes certain disclosure by the Corporation of its corporate governance practices. The following statement has been prepared by the Board.
The Board of Directors believes that sound corporate governance improves corporate performance and benefits all shareholders and believes that its practices in most respects are closely aligned to the Guidelines. This section sets out the Corporation’s approach to corporate governance and provides the disclosure requested by Form NI 58-101F1.
BOARD OF DIRECTORS
The Corporation’s Board of Directors is responsible for supervising the management of the Corporation’s business and affairs. The Board has adopted a formal mandate setting out its stewardship responsibilities, including its responsibilities for the appointment of Management, management of the Board, strategic and business planning, monitoring of financial performance, financial reporting, risk management, and oversight of our policies and procedures, communications, and reporting and compliance. A copy of the mandate of our Board is attached as Schedule “A” hereto.
As of the date hereof, the Board is comprised of seven directors. The Board is responsible for determining whether or not each Director is “independent”. To do this, the Board analyzes all the relationships of the

Directors with the Corporation and its subsidiaries. Pursuant to NI 58-101 and NI 52-110, a director is independent if such director has no direct or indirect material relationship with the Corporation, which could, in the view of the Board, be reasonably expected to interfere with the exercise of a member’s independent judgment. The Board has concluded that four of its directors (Deborah Brown, Colin Stott, Guillermo Torre-Amione, and Peter Pekos) are “independent” for purposes of board membership as defined in NI 58-101 and therefore a majority of the directors are independent. By virtue of his position as President and CEO, David Elsley is not considered “independent”. By virtue of his previous position as Chief Marketing Officer, Iain Chalmers is not considered “independent”. By virtue of his previous position as Chief Medical Officer, Dr. Smith is not considered “independent.” Four of the seven Nominees for election as directors at the Meeting are therefore considered “independent”. More information about each director can be found in the Circular under the heading “Particulars of Matters to be Acted Upon — Election of Directors — Biographies of Directors”.
Dr. Eldon Smith is the Chairman of the Board. He is not an independent director of the Corporation. Given its current stage of development and the controls in place, the Board is of the opinion that it is in the best interests of the Company and its shareholders to have Dr. Eldon Smith continue to act as Chair of the Board.
The Board meets regularly to review the activities and financial results of the Corporation and as necessary to review and consider significant impending actions of the Corporation. The attendance record of each director for all Board and committee meetings held during the financial year ended December 31, 2020 is as follows:
Name	Board Meetings	Audit Committee Meeting	CG&C Committee
Dr. Eldon R. Smith	3/3
Mr. David Elsley	3/3
Dr. Guillermo Torre-Amione	3/3	5/5
Mr. Iain Chalmers(1)	3/3		5/5
Mr. Peter Pekos	3/3		5/5
Ms. Deborah Brown(2)	3/3	5/5	5/5
Mr. Colin Stott	3/3	4/5

Note:
(1)
Mr. Chalmers is chair of the CG&C Committee.

(2)
Ms. Brown is chair of the Audit Committee.

We have taken steps to ensure that adequate structures and processes are in place to permit our Board to function independently of our Management. Our Board will hold regularly scheduled meetings, as well as ad hoc meetings from time to time. It is contemplated that in the course of meetings of the Board or committees of the Board, the independent directors hold in-camera sessions at which neither non-independent directors nor officers of the Corporation are in attendance.
Certain nominees and current directors of the Corporation are also presently directors of other issuers that are reporting issuers (or the equivalent) in Canada or elsewhere. The following table provides details regarding directors of the Corporation who serve as directors on the boards of other public companies as at the date of this Circular and who are standing for re-election at the Meeting:
Director	Other Company
Dr. Eldon R. Smith	Zenith Capital Corp.
Ms. Deborah Brown	Oncolytics Biotech Inc., Sernova Corp.
POSITION DESCRIPTIONS
In addition to chairing all Board meetings, the role of the Chair of the Board of Directors is to facilitate and chair discussions among the Corporation’s independent directors, facilitate communication between the independent directors and Management, and, if and when necessary, act as a spokesperson on behalf of the Board in dealing with the press and members of the public.
The Corporation does not have a written CEO position description. The CEO leads the management of the Corporation’s business and affairs and the implementation of the resolutions and policies of the Board. The key accountabilities and responsibilities of the CEO include: duties relating to the Corporation’s values, strategy, governance, risk management, risk appetite, financial information, human resources management, operational direction, Board interaction, talent management, succession planning, and effective communication with shareholders, clients, employees, regulators, and other stakeholders.
The duties and responsibilities of the Chair of the Audit Committee and the CG&C Committee are described in the respective committee charters.
ORIENTATION AND CONTINUING EDUCATION
New directors are furnished with appropriate documentation providing them with information about, among other matters, the corporate governance practices of the Corporation, the structure of the Board and its committees, the Corporation’s history, its commercial activities, its corporate organization, the charters of the Board and its committees, the Corporation’s articles, the Corporation’s Code of Business Conduct and Ethics, and other relevant corporate policies.
The Corporation encourages all Directors to attend continuing education programs and intends to facilitate such continuing education of its Directors by providing them with information on upcoming courses and seminars that may be relevant to their role as directors or by hosting brief information sessions during Board meetings by invited external advisors. In addition, the Corporation’s Management will periodically make presentations to the Directors on various topics, trends, and issues related to the Corporation’s activities during meetings of the Board or its committees, which will be intended to help the Directors to constantly improve their knowledge about the Corporation and its business.
ETHICAL BUSINESS CONDUCT
Our Board of Directors has adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to directors, officers, and employees. The objective of the Code is to provide guidelines for enhancing our reputation for honesty, integrity, and the faithful performance of undertakings and obligations. The Code addresses conflicts of interest, use of company assets, inventions, use of Corporation email and internet services, disclosure, corporate opportunities, confidentiality, fair dealing, and compliance with laws. As part of the Code, any person subject to the Code is required to avoid any activity, interest (financial or otherwise), or relationship that would create or appear to create a conflict of interest.
Our Directors will be responsible for monitoring compliance with the Code, for regularly assessing its adequacy, for interpreting the Code in any particular situation, and for approving changes to the Code from time to time.
Directors and executive officers are required by applicable law and our corporate governance practices and policies to promptly disclose any potential conflict of interest that may arise. If a director or executive officer has a material interest in an agreement or transaction, applicable law and principles of sound corporate governance require them to declare the interest in writing and where required by applicable law, to abstain from voting with respect to such agreement or transaction.
A copy of the Code is available for review under the Corporation’s profile on SEDAR at www.sedar.com. A copy of the Code is also available for review on the Corporation’s website at www.cardiolrx.com.
NOMINATION OF DIRECTORS
The CG&C Committee is responsible for identifying and recruiting candidates for directorship and selecting the most appropriate candidates for submission to the Board as a whole for consideration as potential director nominees.
The CG&C Committee is comprised of three directors: Iain Chalmers, Deborah Brown, and Peter Pekos.

The CG&C Committee’s considerations include:
(a)
competencies and skills that the Board, as a whole, should possess and the competencies and skills of each current director. The Board reviews, as required, the requisite skills and criteria for Board members, as well as the composition and size of the Board as a whole in order to ensure that the Board has the requisite expertise, that its membership consists of persons with sufficiently diverse and independent backgrounds, and that its membership consists of an appropriate number of independent directors;

(b)
identification of individuals qualified to become Board members, consistent with criteria set out by the Board; and

(c)
questions of independence and possible conflicts of interest of members of the Board and of senior executives.

COMPENSATION
The CG&C Committee of the Board determines compensation and incentive awards for the Directors and senior officers of the Corporation based on the individual’s skill level and the comparative industry compensation level.
The primary responsibilities of the CG&C Committee with respect to compensation are to make recommendations to the Board in respect of: (1) compensation policies and guidelines; (2) Management incentive and perquisite plans and any non standard remuneration plans; (3) senior management, executive, and officer compensation; and (4) Board compensation matters. In carrying out these responsibilities, the CG&C Committee will evaluate the performance of the CEO and all other senior executives in consideration of the respective performance goals and objectives for each such individual and recommend to the Board the amount of regular and incentive compensation to be paid to the CEO and all other senior executives; review and recommend to the Board the CEO’s performance evaluations and recommendations for compensation of our officers and key employees (other than our senior executives); review the compensation philosophy and make recommendations for changes, where appropriate; review and make recommendations to our Board with respect to incentive-based compensation plans and equity-based plans (including stock option plans); review and recommend to the Board the aggregate bonus pools to be made available under our incentive compensation plans for senior management, executives, and officers; prepare or review the report on executive compensation and compensation discussion and analysis required to be included in our continuous disclosure documentation; and review and make periodic recommendations to our Board regarding the compensation of our Board. More information on the process by which compensation for our Directors and officers is determined as set forth under the headings “Compensation Discussion and Analysis”.
ASSESSMENTS
As described above, the CG&C Committee is responsible for overseeing and assessing the functioning of the Board and the committees of the Board. The CG&C Committee must annually review and evaluate and make recommendations to the Board with regard to the size, composition, and role of the Board and its committees (including the type of committees to be established) and the methods and processes by which the Board, committees, and individual directors fulfill their duties and responsibilities, including the methods and processes for evaluating Board, committee, and individual director effectiveness.
DIRECTOR TERM LIMITS AND OTHER MECHANISMS OF BOARD RENEWAL
The Corporation has not adopted term limits for the directors or other formal mechanisms of Board renewal. The Board believes that the need to have experienced directors who are familiar with the business of the Corporation must be balanced with the need for renewal, fresh perspectives, and a healthy skepticism when assessing Management and its recommendations. In addition, as mentioned above, the Board undertakes an assessment process that evaluates its effectiveness.
While term limits can help ensure the Board gains fresh perspective, imposing this restriction means the Board would lose the contributions of longer serving directors who have developed a deeper knowledge and understanding of the Corporation over time. The Board believes that term limits have the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increased insight into the Corporation and its operations and therefore provide an increased contribution to the Board as a whole.
REPRESENTATION OF WOMEN ON THE BOARD AND IN EXECUTIVE OFFICER POSITIONS
The Corporation has not adopted a written policy relating specifically to the identification and nomination of women directors as the Corporation’s written director nomination procedure takes into account a broader range of relevant considerations. The Corporation does consider the level of representation of women on the Board in identifying and nominating candidates for election or re-election to the Board; however, gender is only one factor in the consideration of the competencies and skills the Board, as a whole, should possess taking into account the tangible and intangible skills and qualities necessary for an effective Board given the Corporation’s stage of development, operational and financial condition, and strategic outlook. Other factors include the qualities of the proposed nominee such as integrity, business judgment, independence, business or professional expertise, residency, and familiarity with nature of business and geographic regions relevant to the Corporation’s strategic priorities. At this time, the Corporation has not adopted a target regarding the number or percentage of women on the Board. Currently, the Corporation has one woman on the Board, representing 14.3% of the number of directors of the Corporation.
The Corporation has not considered the level of representation of women in executive officer positions when making the limited number of executive officer appointments. Two of the Corporation’s five executive officers are long-standing employees of the Corporation or its predecessors, and the Corporation’s Chief Financial Officer was appointed with consideration of their unique experience relevant to the Corporation’s strategic priorities. Currently, the Corporation has no female executive officers. In the future, the Corporation may consider the level of representation of women in executive officer positions when making executive officer appointments; however, the Corporation has not adopted a target regarding the number or percentage of women in executive officer positions given the infrequency of such appointments and need to consider all qualifications of potential appointees in selecting the best candidate for the position.
AUDIT COMMITTEE INFORMATION
Information regarding the Corporation’s Audit Committee is contained in the Corporation’s annual information form dated March 31, 2021 (the “AIF”) prepared in respect of the financial year ended December 31, 2020 under the heading “Audit Committee Information” and a copy of the charter of the Audit Committee is attached to the AIF as Appendix “A”. The AIF is available for review under the Corporation’s issuer profile on SEDAR at www.sedar.com “Company Profiles — Cardiol Therapeutics Inc.” and on the Corporation’s website at www.cardiolrx.com. The AIF may also be obtained free of charge by sending a written request to the Corporation at the Corporation’s head office located at 602-2265 Upper Middle Road East, Oakville, ON, Canada L6H 0G5.
MANAGEMENT CONTRACTS
Except as otherwise disclosed herein, management functions of the Corporation are not, to any substantial degree, performed by a person other than the directors and executive officers of the Corporation.
PARTICULARS OF OTHER MATTERS TO BE ACTED UPON
Other than the above, management of the Company know of no other matters to come before the Meeting other than those referred to in the Notice. If any other matters that are not currently known to management should properly come before the Meeting, the accompanying form of proxy confers discretionary authority upon the Designated Persons named therein to vote on such matters in accordance with their best judgment.
ADDITIONAL INFORMATION
Additional information relating to the Corporation is available on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2020.

In addition, copies of this Circular, the comparative audited annual financial statements of the Corporation for the year ended December 31, 2020 and management’s discussion and analysis for the year ended December 31, 2020 may be obtained on SEDAR at www.sedar.com or free of charge from the Corporation upon request from the Corporation’s Corporate Secretary at 602-2265 Upper Middle Road East, Oakville, ON, Canada L6H 0G5, phone (289) 910-0850 and such documents will be sent by mail or electronically by email as may be specified at the time of the request. Financial information on the Corporation is provided in the Financial Statements and the MD&A.
BOARD APPROVAL
The contents of this Circular and the sending thereof to the Shareholders of the Corporation have been approved by the Board of Directors.
Dated at Oakville, Ontario on May 20, 2021.
BY ORDER OF THE BOARD OF DIRECTORS

(signed) “David Elsley” Director, President and Chief Executive Officer

CARDIOL THERAPEUTICS INC.
(the “Corporation”)
SCHEDULE “A”
BOARD OF DIRECTORS’ MANDATE DISCLOSURE

1.
PURPOSE

The primary function of the directors (individually, a “Director” and, collectively, the “Board”) of the Corporation is to supervise the management of the business and affairs of the Corporation. Management is responsible for the day-to-day conduct of the business of the Corporation. The fundamental objectives of the Board are to enhance and preserve long-term shareholder value and to ensure that the Corporation conducts business in an ethical and safe manner. In performing its functions, the Board should consider the legitimate interests that stakeholders, such as employees, customers, and communities, may have in the Corporation. In carrying out its stewardship responsibility, the Board, through the Corporation’s Chief Executive Officer (the “CEO”), should set the standards of conduct for the Corporation.
2.
PROCEDURE AND ORGANIZATION

The Board operates by delegating certain responsibilities and duties set out below to management or committees of the Board and by reserving certain responsibilities and duties for the Board. The Board retains the responsibility for managing its affairs, including selecting its chair (the “Chair of the Board”) and constituting committees of the Board. A majority of the members of the Board shall be independent within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices, and the rules of any stock exchange or market on which the Corporation’s shares are listed or posted for trading (collectively, “Applicable Governance Rules”). If the Board selects a non-independent Director to serve as the Chair of the Board, it shall also select an independent Director to serve as the independent lead Director. In this mandate, the term “independent” includes the meanings given to similar terms by Applicable Governance Rules, including the terms “non-executive”, “outside” and “unrelated” to the extent such terms are applicable under Applicable Governance Rules. The Board shall assess, on an annual basis, the adequacy of this mandate.
3.
RESPONSIBILITIES AND DUTIES

The principal responsibilities and duties of the Board fall into a number of categories, which are summarized below.
A.
Legal Requirements

(i)
The Board has the overall responsibility to ensure that applicable legal requirements are complied with and documents and records have been properly prepared, approved, and maintained.

(ii)
The Board has the statutory responsibility to, among other things:

(A)
manage, or supervise the management of, the business and affairs of the Corporation;

(B)
act honestly and in good faith with a view to the best interests of the Corporation;

(C)
declare conflicts of interest, whether real or perceived;

(D)
exercise the care, diligence, and skill that a reasonably prudent individual would exercise in comparable circumstances; and

(E)
act in accordance with the obligations contained in the OBCA, the regulations under the OBCA, the articles of the Corporation, applicable securities laws and policies, applicable stock exchange rules, and other applicable legislation and regulations.

(iii)
The Board has the responsibility for considering the following matters as a Board, which may not be delegated to management or to a committee of the Board:

(A)
any submission to the shareholders of any question or matter requiring the approval of the shareholders;

(B)
the filling of a vacancy among the directors or in the office of auditor and the appointment or removal of any of the CEO, the Chief Financial Officer, the Chair of the Board, or the President of the Corporation;

(C)
the issuance of securities except in the manner and on the terms authorized by the Board;

(D)
declaring of dividends;

(E)
the purchase, redemption, or any other form of acquisition of shares issued by the Corporation;

(F)
the payment of a commission to any person in consideration of the person purchasing or agreeing to purchase shares of the Corporation from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares except as authorized by the Board;

(G)
the approval of a management information circular;

(H)
the approval of a take-over bid circular, directors’ circular, or issuer bid circular;

(I)
the approval of annual financial statements of the Corporation;

(J)
the approval of an amalgamation of the Corporation;

(K)
the approval of an amendment to the articles of the Corporation; and

(L)
the adoption, amendment, or repeal of by-laws.

In addition to those matters which at law cannot be delegated, the Board must consider and approve all major decisions affecting the Corporation, including all material acquisitions and dispositions, material capital expenditures, material debt financings, issue of shares, and granting of options.
B.
Strategy Development

The Board has the responsibility to ensure that there are long-term goals and a strategic planning process in place for the Corporation and to participate with management directly or through committees in developing and approving the strategy by which the Corporation proposes to achieve these goals (taking into account, among other things, the opportunities and risks of the business of the Corporation).
C.
Risk Management

The Board has the responsibility to safeguard the assets and business of the Corporation, identify and understand the principal risks of the business of the Corporation, and to ensure that there are appropriate systems in place which effectively monitor and manage those risks with a view to the long-term viability of the Corporation.
D.
Appointment, Training, and Monitoring Senior Management

The Board has the responsibility to:
(i)
appoint the CEO, and together with the CEO, to develop a position description for the CEO;

(ii)
with the advice of the Corporation’s Compensation Committee (the “Compensation Committee”), develop corporate goals and objectives that the CEO is responsible for meeting and to monitor and assess the performance of the CEO in light of those corporate goals and objectives and to determine the compensation of the CEO;

(iii)
provide advice and counsel to the CEO in the execution of the duties of the CEO;

(iv)
develop, to the extent considered appropriate, position descriptions for the Chair of the Board and the chair of each committee of the Board;

(v)
approve the appointment of all corporate officers;

(vi)
consider, and if considered appropriate, approve, upon the recommendation of the Compensation Committee and the CEO, the remuneration of all corporate officers;

(vii)
consider, and if considered appropriate, approve, upon the recommendation of the Compensation Committee, incentive-compensation plans and equity-based plans of the Corporation; and

(viii)
ensure that adequate provision has been made to train and develop management and members of the Board and for the orderly succession of management, including the CEO.

E.
Ensuring Integrity of Management

The Board has the responsibility, to the extent considered appropriate, to satisfy itself as to the integrity of the CEO and other officers of the Corporation and to ensure that the CEO and such other officers are creating a culture of integrity throughout the Corporation.
F.
Policies, Procedures and Compliance

The Board is responsible for the oversight and review of the following matters and may rely on management of the Corporation to the extent appropriate in connection with addressing such matters:
(i)
ensuring that the Corporation operates at all times within applicable laws and regulations and to appropriate ethical and moral standards;

(ii)
approving and monitoring compliance with significant policies and procedures by which the business of the Corporation is conducted;

(iii)
ensuring that the Corporation sets appropriate environmental standards for its operations and operates in material compliance with environmental laws and legislation;

(iv)
ensuring that the Corporation has a high regard for the health and safety of its employees in the workplace and has in place appropriate programs and policies relating to workplace health and safety;

(v)
developing the approach of the Corporation to corporate governance, including to the extent appropriate developing a set of governance principles and guidelines that are specifically applicable to the Corporation; and

(vi)
examining the corporate governance practices within the Corporation and altering such practices when circumstances warrant.

G.
Reporting and Communication

The Board is responsible for the oversight and review of the following matters and may rely on management of the Corporation to the extent appropriate in connection with addressing such matters:
(i)
ensuring that the Corporation has in place policies and programs to enable the Corporation to communicate effectively with management, shareholders, other stakeholders, and the public generally;

(ii)
ensuring that the financial results of the Corporation are adequately reported to shareholders, other security holders, and regulators on a timely and regular basis;

(iii)
ensuring that the financial results are reported fairly and in accordance with applicable generally accepted accounting standards;

(iv)
ensuring the timely and accurate reporting of any developments that could have a significant and material impact on the value of the Corporation; and

(v)
reporting annually to the shareholders of the Corporation on the affairs of the Corporation for the preceding year.

H.
Monitoring and Acting

The Board is responsible for the oversight and review of the following matters and may rely on management of the Corporation to the extent appropriate in connection with addressing such matters:
(i)
monitoring the Corporation’s progress in achieving its goals and objectives and, if necessary, revising and altering, through management, the direction of the Corporation in response to changing circumstances;

(ii)
considering taking action when performance falls short of the goals and objectives of the Corporation or when other special circumstances warrant;

(iii)
reviewing and approving material transactions involving the Corporation;

(iv)
ensuring that the Corporation has implemented adequate internal control and management information systems;

(v)
assessing the individual performance of each Director and the collective performance of the Board; and

(vi)
overseeing the size and composition of the Board as a whole to facilitate more effective decision-making by the Corporation.

4.
BOARD’S EXPECTATIONS OF MANAGEMENT

The Board expects each member of management to perform such duties, as may be reasonably assigned by the Board from time to time, faithfully, diligently, to the best of his or her ability, and in the best interests of the Corporation. Each member of management is expected to devote substantially all of his or her business time and efforts to the performance of such duties. Management is expected to act in compliance with and to ensure that the Corporation is in compliance with all laws, rules and regulations applicable to the Corporation.
5.
RESPONSIBILITIES AND EXPECTATIONS OF DIRECTORS

The responsibilities and expectations of each Director are as follows:
A.
Commitment and Attendance

All Directors should make every effort to attend all meetings of the Board and meetings of committees of which they are members. Members may attend by telephone.
B.
Participation in Meetings

Each Director should be sufficiently familiar with the business of the Corporation, including its financial position and capital structure and the risks and competition it faces, to actively and effectively participate in the deliberations of the Board and of each committee on which he or she is a member. Upon request, management should make appropriate personnel available to answer any questions a Director may have about any aspect of the business of the Corporation. Directors should also review the materials provided by management and the Corporation’s advisors in advance of meetings of the Board and committees and should arrive prepared to discuss the matters presented.
C.
Code of Business Conduct and Ethics

The Corporation has adopted a Code of Business Conduct and Ethics to deal with the business conduct of Directors and officers of the Corporation. Directors should be familiar with the provisions of the Code of Business Conduct and Ethics. Each Director should also strive to perform his or her duties in keeping with current and emerging corporate governance best practices for directors of publicly-traded corporation.
D.
Other Directorships

The Corporation values the experience Directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a Director’s time and availability, and may also present conflicts issues. Directors should advise the chair of the Corporate Governance Committee before accepting any new membership on other boards of directors or any other affiliation with other businesses or governmental bodies which involve a significant commitment by the Director.
E.
Contact with Management

All Directors may contact the CEO at any time to discuss any aspect of the business of the Corporation. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for Directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

SCHEDULE “B”
OMNIBUS EQUITY INCENTIVE PLAN

CARDIOL THERAPEUTICS INC
OMNIBUS EQUITY INCENTIVE PLAN
May 21, 2021

OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE 1
PURPOSE
1.1   Purpose
The purpose of this Plan is to provide the Corporation with a share–related mechanism to attract, retain and motivate qualified Directors, Employees and Consultants of the Corporation and its subsidiaries, if any, to reward such of those Directors, Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long–term goals and success of the Corporation and to enable and encourage such Directors, Employees and Consultants to acquire Shares as long–term investments and proprietary interests in the Corporation.
ARTICLE 2
INTERPRETATION
2.1   Definitions
When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:
“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45–106 — Prospectus Exemptions of the Canadian Securities Administrators, as amended from time to time;
“Award” means any Option, Restricted Share Unit, Performance Share Unit, Deferred Share Unit or Share-Based Awards granted under this Plan which may be denominated or settled in Shares, cash or in such other form as provided herein;
“Award Agreement” means a signed, written agreement between a Participant and the Corporation, in the form or any one of the forms approved by the Plan Administrator, evidencing the terms and conditions on which an Award has been granted under this Plan and which need not be identical to any other such agreements;
“Board” means the board of directors of the Corporation as it may be constituted from time to time;
“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Toronto are open for commercial business during normal banking hours;
“Canadian Taxpayer” means a Participant that is resident of Canada for purposes of the Tax Act; “Cash Fees” has the meaning set forth in Subsection 7.1(a);
“Cashless Exercise” has the meaning set forth in Subsection 4.5(b);
“Cause” means, with respect to a particular Participant:
(a)
“cause”(or any similar term) as such term is defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Employee;

(b)
in the event there is no written or other applicable employment or other agreement between the Corporation or a subsidiary of the Corporation or “cause” (or any similar term) is not defined in such agreement, “cause” as such term is defined in the Award Agreement; or

(c)
in the event neither (a) nor (b) apply, then “cause” as such term is defined by applicable law or, if not so defined, such term shall refer to circumstances where

(i)
an employer may terminate an individual’s employment without notice or pay in lieu thereof or other damages, or (ii) the Corporation or any subsidiary thereof may terminate the Participant’s employment without notice or without pay in lieu thereof or other termination fee or damages, or (iii) the Corporation or any subsidiary thereof may terminate the Participant’s employment without providing the minimum entitlements to notice and, if applicable, severance pay under provincial employment standards legislation;
“Change in Control” means the occurrence of any one or more of the following events:
(a)
any transaction at any time and by whatever means pursuant to which any Person or any group of two (2) or more Persons acting jointly or in concert hereafter acquires the direct or indirect “beneficial ownership” (as defined in the Securities Act (Ontario)) of, or acquires the right to exercise Control or direction over, securities of the Corporation representing more than 50% of the then issued and outstanding voting securities of the Corporation, including, without limitation, as a result of a take–over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(b)
the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Corporation to a Person other than a subsidiary of the Corporation;

(c)
the dissolution or liquidation of the Corporation, other than in connection with the distribution of assets of the Corporation to one (1) or more Persons which were Affiliates of the Corporation prior to such event;

(d)
the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a subsidiary of the Corporation);

(e)
individuals who comprise the Board as of the date hereof (the “Incumbent Board”) for any reason cease to constitute at least a majority of the members of the Board,

unless the election, or nomination for election by the Corporation’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and in that case such new director shall be considered as a member of the Incumbent Board; or
(f)
any other event which the Board determines to constitute a change in control of the Corporation;

provided that, notwithstanding clause (a), (b), (c) and (d) above, a Change in Control shall be deemed not to have occurred if immediately following the transaction set forth in clause(a), (b), (c) or (d) above: (A) the holders of securities of the Corporation that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Corporation hold (x) securities of the entity resulting from such transaction (including, for greater certainty, the Person succeeding to assets of the Corporation in a transaction contemplated in clause (b) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity, and (B) no Person or group of two or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non–Qualifying Transaction” and, following the Non–Qualifying Transaction, references in this definition of “Change in Control” to the “Corporation” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).
Notwithstanding the foregoing, for purposes of any Award that constitutes “deferred compensation” (within the meaning of Section 409A of the Code), the payment of which is triggered by or would be accelerated upon a Change in Control, a transaction will not be deemed a Change in Control for Awards granted to any Participant who is a U.S. Taxpayer unless the transaction qualifies as “a change in control event” within the meaning of Section 409A of the Code.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder;
“Committee” has the meaning set forth in Section 3.2;
“Consultant” means any individual or entity engaged by the Corporation or any subsidiary of the Corporation to render consulting or advisory services (including as a director or officer of any subsidiary of the Corporation), other than as an Employee or Director, and whether or not compensated for such services; provided, however, that at the time any Consultant receives any offer of Award or executes any Award Agreement, such Consultant must be a natural person, and must agree to provide bona fide services to that Corporation that are not in connection with the offer or sale of securities in a capital–raising transaction, and do not directly or indirectly promote or maintain a market for the Corporation’s securities;
“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:
(a)
when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(b)
when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(c)
when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who controls a corporation, partnership, limited partnership or joint venture will be deemed to Control a corporation, partnership, limited partnership, trust or joint venture which is Controlled by such Person and so on;

“Corporation” means Cardiol Therapeutics Inc., or any successor entity thereof;
“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted;
“Deferred Share Unit” or “DSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 7;
“Director” means a director of the Corporation who is not an Employee;
“Director Fees” means the total compensation (including annual retainer and meeting fees, if any) paid by the Corporation to a Director in a calendar year for service on the Board;
“Disabled” or “Disability” means, with respect to a particular Participant:
(a)
“disabled” or “disability” (or any similar terms) as such terms are defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant;

(b)
in the event there is no written or other applicable employment or other agreement between the Corporation or a subsidiary of the Corporation, or “disabled” or “disability” (or any similar terms) are not defined in such agreement, “disabled” or “disability” as such term are defined in the Award Agreement; or

(c)
in the event neither (a) or (b) apply, then the incapacity or inability of the Participant, by reason of mental or physical incapacity, disability, illness or disease (as determined by a legally qualified medical practitioner or by a court) that prevents the Participant from carrying out his or her normal and essential duties as an Employee, Director or Consultant for a continuous period of six months or for any cumulative period of 180 days in any consecutive twelve month period, the foregoing subject to and as determined in accordance with procedures established by the Plan Administrator for purposes of this Plan;

“Effective Date” means the effective date of this Plan, being May 21, 2021, subject to the approval of the shareholders of the Corporation;
“Elected Amount” has the meaning set forth in Subsection 7.1(a);
“Electing Person” means a Participant who is, on the applicable Election Date, a Director or an Employee;
“Election Date” means the date on which the Electing Person files an Election Notice in accordance with Subsection 7.1(b);
“Election Notice” has the meaning set forth in Subsection 7.1(b); “Employee” means an individual who:
(a)
is considered an employee of the Corporation or a subsidiary of the Corporation for purposes of source deductions under applicable tax or social welfare legislation; or

(b)
works full–time or part–time on a regular weekly basis for the Corporation or a subsidiary of the Corporation providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or a subsidiary of the Corporation over the details and methods of work as an employee of the Corporation or such subsidiary.

“Exchange” means (a) the Toronto Stock Exchange, or (b) the primary exchange on which the Shares are then listed, as determined from by the Plan Administrator, if (i) the Toronto Stock Exchange is no longer the Corporation’s primary exchange, or (ii) the Shares are not listed on the Toronto Stock Exchange;
“Exercise Notice” means a notice in writing, signed by a Participant and stating the Participant’s intention to exercise a particular Option;
“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;
“Expiry Date” means the expiry date specified in the Award Agreement (which shall not be later than the tenth anniversary of the Date of Grant) or, if not so specified, means the tenth anniversary of the Date of Grant;
“In the Money Amount” has the meaning given to it in Subsection 4.5(b);
“Insider” means an “insider” as defined in the rules of the Exchange from time to time;
“Market Price” at any date in respect of the Shares shall be the volume weighted average trading price of Shares on the Exchange for the five trading days immediately preceding the Date of Grant; provided that, for so long as the Shares are listed and posted for trading on the Exchange, the Market Price shall not be less than the market price, as calculated under the policies of the Exchange; and provided, further, that with respect to an Award made to a U.S. Taxpayer such Participant, the class of Shares and the number of Shares subject to such Award shall be identified by the Board or the Committee prior to the start of the applicable five trading day period. In the event that such Shares are not listed and posted for trading on any Exchange, the Market Price shall be the fair market value of such Shares as determined by the Board in its sole discretion and, with respect to an Award made to a U.S. Taxpayer, in accordance with Section 409A of the Code;
“Option” means a right to purchase Shares under Article 4 of this Plan that is non–assignable and non–transferable, unless otherwise approved by the Plan Administrator;
“Option Shares” means Shares issuable by the Corporation upon the exercise of outstanding Options;
“Participant” means a Director, Employee or Consultant to whom an Award has been granted under this Plan;
“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation, a subsidiary of the Corporation, a division of the Corporation or a subsidiary of the Corporation, or an individual, or may be applied to the performance of the Corporation or a subsidiary of the Corporation relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator in its discretion;

“Performance Share Unit” or “PSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 6;
“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;
“Plan” means this Omnibus Equity Incentive Plan, as may be amended from time to time;
“Plan Administrator” means the Board, or if the administration of this Plan has been delegated by the Board to the Committee or sub-delegated to a member of the Committee or officer of the Corporation pursuant to Section 3.2, the Committee or sub-delegate, as the case may be;
“PSU Service Year” has the meaning given to it in Section 6.1;
“Restricted Share Unit” or “RSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 5;
“Retirement” means, unless otherwise defined in the Participant’s written or other applicable employment agreement or in the Award Agreement, the termination of the Participant’s working career at such retirement age to which the Plan Administrator has consented, other than on account of the Participant’s termination of service by the Corporation or its subsidiary for Cause and provided that for U.S. Taxpayers such Retirement also constitutes a Separation from Service within the meaning of Section 409A of the Code;
“Section 409A of the Code” or “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs, and other interpretive authority issued thereunder;
“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject;
“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Directors, officers, Employees and/or service providers of the Corporation or any subsidiary of the Corporation, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;
“Separation from Service” means a separation from service within the meaning of Section 409A of the Code;
“Share” means one (1) common share in the capital of the Corporation as constituted on the Effective Date or any share or shares issued in replacement of such common share in compliance with Canadian law or other applicable law, and/or one share of any additional class of common shares in the capital of the Corporation as may exist from time to time, or after an adjustment contemplated by Article 12, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;
“Share-Based Award” means other types of equity-based or equity-related Awards that may be authorized for issuance and issued pursuant to Article 8;
“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary, or any other entity in which the Corporation has an equity interest and is designated by the Plan Administrator, from time to time, for purposes of this Plan to be a subsidiary;
“Tax Act” has the meaning set forth in Section 4.5(d);
“Termination Date” means, subject to applicable law which cannot be waived:
(a)
in the case of an Employee whose employment with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Employee and the Corporation or a subsidiary of the Corporation as the “Termination Date” (or similar term) in a written employment or other agreement between the Employee and Corporation or a subsidiary of the Corporation, or (ii) if no such written employment or other agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant;
(b)
in the case of a Consultant whose agreement or arrangement with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Corporation or the subsidiary of the Corporation, as the “Termination Date” (or similar term) or expiry date in a written agreement between the Consultant and Corporation or a subsidiary of the Corporation, or (ii) if no such written agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Consultant ceases to be a Consultant or a service provider to the Corporation or the subsidiary of the Corporation, as the case may be, or on which the Participant’s agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant of the Participant’s consulting agreement or other written arrangement, such date shall not be earlier than the date notice of voluntary termination was given; in any event, the “Termination Date” shall be determined without including any period of notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, termination fees or other damages paid or payable to the Participant; and

(c)
in the case of a Director, the date such individual ceases to be a Director, in each case, unless the individual continues to be a Participant in another capacity.

Notwithstanding the foregoing, in the case of a U.S. Taxpayer, a Participant’s “Termination Date” will be the date the Participant experiences a Separation from Service;
“U.S.” or “United States” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;
“U.S. Person” shall mean a “U.S. person” as such term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act (the definition of which includes, but is not limited to, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any partnership or corporation organized outside of the United States by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized, or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts, and (iv) any estate or trust of which any executor or administrator or trustee is a U.S. Person);
“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
“U.S. Taxpayer” shall mean a Participant who, with respect to an Award, is subject to taxation under applicable U.S. tax laws.
2.2
Interpretation

(a)
Whenever the Plan Administrator exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(b)
As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)
Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)
Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day such action shall be taken or such payment shall be made by the immediately preceding Business Day.
(e)
Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)
The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE 3
ADMINISTRATION
3.1
Administration

This Plan will be administered by the Plan Administrator and the Plan Administrator has sole and complete authority, in its discretion, to:
(a)
determine the individuals to whom grants under the Plan may be made;

(b)
make grants of Awards under the Plan relating to the issuance of Shares (including any combination of Options, Restricted Share Units, Performance Share Units or Deferred Share Units) in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)
the time or times at which Awards may be granted;

(ii)
the conditions under which:

(A)
Awards may be granted to Participants; or

(B)
Awards may be forfeited to the Corporation, including any conditions relating to the attainment of specified Performance Goals;

(iii)
the number of Shares to be covered by any Award;

(iv)
the price, if any, to be paid by a Participant in connection with the purchase of Shares covered by any Awards;

(v)
whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of such restrictions or limitations, if any; and

(vi)
any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine;

(c)
establish the form or forms of Award Agreements;

(d)
cancel, amend, adjust or otherwise change any Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

(e)
construe and interpret this Plan and all Award Agreements;

(f)
adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub– plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(g)
make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2
Delegation to Committee

(a)
The initial Plan Administrator shall be the Board.

(b)
To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan, including the power to sub–delegate to any member(s) of the Committee or any specified officer(s) of the Corporation or its subsidiaries all or any of the powers delegated by the Board. In such event, the Committee or any sub–delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party. Any decision made or action taken by the Committee or any sub–delegate arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive and binding on the Corporation and all subsidiaries of the Corporation, all Participants and all other Persons.

3.3
Determinations Binding

Any decision made or action taken by the Board, the Committee or any sub–delegate to whom authority has been delegated pursuant to Section 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Corporation, the affected Participant(s), their legal and personal representatives and all other Persons.
3.4
Eligibility

All Directors, Employees and Consultants are eligible to participate in the Plan, subject to Section 10.1(f). Participation in the Plan is voluntary and eligibility to participate does not confer upon any Director, Employee or Consultant any right to receive any grant of an Award pursuant to the Plan. The extent to which any Director, Employee or Consultant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan Administrator.
3.5
Plan Administrator Requirements

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Without limiting the generality of the foregoing, all Awards shall be issued pursuant to the registration requirements of the U.S. Securities Act, or pursuant an exemption or exclusion from such registration requirements. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Corporation in complying with such legislation, rules, regulations and policies.
3.6
Total Shares Subject to Awards

(a)
Subject to adjustment as provided for in Article 11 and any subsequent amendment to this Plan, the aggregate number of Shares reserved for issuance pursuant to Awards granted under this Plan and under any other Security Based Compensation Arrangement shall not exceed 15% of the Corporation’s total issued and outstanding Shares from time to time. This Plan is considered an “evergreen” plan, since the shares covered by Awards which have been settled, exercised or terminated shall be available for subsequent grants under the Plan and the number of Awards available to grant increases as the number of issued and outstanding Shares increases.

(b)
To the extent any Awards (or portion(s) thereof) under this Plan terminate or are cancelled for any reason prior to exercise in full, or are surrendered or settled by the Participant, any Shares subject to such Awards (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan.

(c)
Any Shares issued by the Corporation through the assumption or substitution of outstanding stock options or other equity–based awards from an acquired company shall not reduce the number of Shares available for issuance pursuant to the exercise of Awards granted under this Plan.

3.7
Limits on Grants of Awards

Notwithstanding anything in this Plan, the aggregate number of Shares:
(i)
issuable to Insiders at any time, under all of the Corporation’s Security– Based Compensation Arrangements, shall not exceed ten percent (10%) of the Corporation’s issued and outstanding Shares; and

(ii)
issued to Insiders within any one (1) year period, under all of the Corporation’s Security Based Compensation Arrangements, shall not exceed ten percent (10%) of the Corporation’s issued and outstanding Shares, provided that the acquisition of Shares by the Corporation for cancellation shall be disregarded for the purposes of determining non–compliance with this Section 3.7 for any Awards outstanding prior to such purchase of Shares for cancellation.
3.8
Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Award Agreement to a Participant granted an Award pursuant to this Plan.
3.9
Non–transferability of Awards

Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one year from the Participant’s death.
ARTICLE 4
OPTIONS
4.1
Granting of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant shall be evidenced by an Award Agreement.
4.2
Exercise Price

The Plan Administrator will establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the Market Price on the Date of Grant.
4.3
Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.
4.4
Vesting and Exercisability

(a)
The Plan Administrator shall have the authority to determine the vesting terms applicable to grants of Options.

(b)
Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant. Each vested Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable.
(c)
Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

(d)
The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in this Section 4.4, such as vesting conditions relating to the attainment of specified Performance Goals.

4.5
Payment of Exercise Price

(a)
Unless otherwise specified by the Plan Administrator at the time of granting an Option and set forth in the particular Award Agreement, the Exercise Notice must be accompanied by payment of the Exercise Price. The Exercise Price must be fully paid by certified cheque, wire transfer, bank draft or money order payable to the Corporation or by such other means as might be specified from time to time by the Plan Administrator, which may include (i) through an arrangement with a broker approved by the Corporation (or through an arrangement directly with the Corporation) whereby payment of the Exercise Price is accomplished with the proceeds of the sale of Shares deliverable upon the exercise of the Option, (ii) through the cashless exercise process set out in Section 4.5(b), or (iii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Securities Laws, or any combination of the foregoing methods of payment.

(b)
Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, a Participant may, but only if permitted by the Plan Administrator, in lieu of exercising an Option pursuant to an Exercise Notice, elect to surrender such Option to the Corporation (a “Cashless Exercise”) in consideration for an amount from the Corporation equal to (i) the Market Price of the Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate Exercise Price of the Option (or portion thereof) surrendered relating to such Shares (the “In–the– Money Amount”), by written notice to the Corporation indicating the number of Options such Participant wishes to exercise using the Cashless Exercise, and such other information that the Corporation may require. Subject to Section 9.3, the Corporation shall satisfy payment of the In–the–Money Amount by delivering to the Participant such number of Shares (rounded down to the nearest whole number) having a fair market value equal to the In–the–Money Amount.

(c)
No Shares will be issued or transferred until full payment therefor has been received by the Corporation, or arrangements for such payment have been made to the satisfaction of the Plan Administrator.

(d)
If a Participant surrenders Options through a Cashless Exercise pursuant to Section 4.5(b), to the extent that such Participant would be entitled to a deduction under paragraph 110(1)(d) of the Income Tax Act (Canada) (the “Tax Act”) in respect of such surrender if the election described in subsection 110(1.1) of the Tax Act were made and filed (and the other procedures described therein were undertaken) on a timely basis after such surrender, the Corporation will cause such election to be so made and filed (and such other procedures to be so undertaken).

ARTICLE 5
RESTRICTED SHARE UNITS
5.1
Granting of RSUs

(a)
The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year. The terms and conditions of each RSU grant may be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share, or at the election of a Participant, but subject to the approval of the Plan Administrator, a cash payment or a combination of Shares and cash (as provided in Section 5.4(a)), upon the settlement of such RSU.
(b)
The number of RSUs (including fractional RSUs) granted at any particular time pursuant to this Article 5 will be calculated by dividing (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the greater of (A) the Market Price of a Share on the Date of Grant; and (B) such amount as determined by the Plan Administrator in its sole discretion.

5.2
RSU Account

All RSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.
5.3
Vesting of RSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with Section 409A, with respect to a U.S. Taxpayer.
5.4
Settlement of RSUs

(a)
Subject to Section 12.6(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any RSU, the Participant shall redeem each vested RSU for one fully paid and non-assessable Share issued from treasury to the Participant, or the following at the election of the Participant but subject to the approval of the Plan Administrator:

(i)
a cash payment, or

(ii)
a combination of fully paid and non-assessable Shares issued from treasury to the Participant and a cash payment.

The Plan Administrator shall have the sole authority to determine any other settlement terms applicable to the grant of RSUs, provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable.
(b)
Any cash payments made under this Section 5.4 by the Corporation to a Participant in respect of RSUs to be redeemed for cash shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)
Payment of cash to Participants on the redemption of vested RSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

ARTICLE 6
PERFORMANCE SHARE UNITS
6.1
Granting of PSUs

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant PSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year (the “PSU Service Year”). The terms and conditions of each PSU grant shall be evidenced by an Award Agreement, provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable. Each PSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 6.6(a)), upon the achievement of such Performance Goals during such performance periods as the Plan Administrator shall establish.
6.2
Terms of PSUs

The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award Agreement.
6.3
Performance Goals

The Plan Administrator will issue Performance Goals prior to the Date of Grant to which such Performance Goals pertain. The Performance Goals may be based upon the achievement of corporate, divisional or individual goals, and may be applied to performance relative to an index or comparator group, or on any other basis determined by the Plan Administrator. Following the Date of Grant, the Plan Administrator may modify the Performance Goals as necessary to align them with the Corporation’s corporate objectives, subject to any limitations set forth in an Award Agreement or an employment or other agreement with a Participant. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur), all as set forth in the applicable Award Agreement.
6.4
PSU Account

All PSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.
6.5
Vesting of PSUs

The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs, provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable.
6.6
Settlement of PSUs

(a)
The Plan Administrator shall have the authority to determine the settlement terms applicable to the grant of PSUs provided that with respect to a U.S. Taxpayer the terms comply with Section 409A to the extent it is applicable. Subject to Section 12.6(d) below and except as otherwise provided in an Award Agreement, on the settlement date for any PSU, the Participant shall redeem each vested PSU for the following at the election of the Participant but subject to the approval of the Plan Administrator:

(i)
one fully paid and non–assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)
a cash payment, or

(iii)
a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above.

(b)
Any cash payments made under this Section 6.6 by the Corporation to a Participant in respect of PSUs to be redeemed for cash shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)
Payment of cash to Participants on the redemption of vested PSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)
Notwithstanding any other terms of this Plan but, in the case of a U.S. Taxpayer, subject to Section 12.6(d) below and except, in the case of a U.S. Taxpayer, as otherwise provided in an Award Agreement, no settlement date for any PSU shall occur, and no Share shall be issued or cash payment shall be made in respect of any PSU, under this Section 6.6 any later than the final Business Day of the third calendar year following the applicable PSU Service Year.

ARTICLE 7
DEFERRED SHARE UNITS
7.1
Granting of DSUs

(a)
The Board may fix from time to time a portion of the Director Fees that is to be payable in the form of DSUs. In addition, each Electing Person is given, subject to the conditions stated herein, the right to elect in accordance with Section 7.1(b) to participate in the grant of additional DSUs pursuant to this Article 7. An Electing Person who elects to participate in the grant of additional DSUs pursuant to this Article 7 shall receive their Elected Amount (as that term is defined below) in the form of DSUs. The “Elected Amount” shall be an amount, as elected by the Director, in accordance with applicable tax law, between 0% and 100% of any Director Fees that would otherwise be paid in cash (the “Cash Fees”).
(b)
Each Electing Person who elects to receive their Elected Amount in the form of DSUs will be required to file a notice of election in the form of Schedule A hereto (the “Election Notice”) with the Chief Financial Officer of the Corporation: (i) in the case of an existing Electing Person, by December 31st in the year prior to the year to which such election is to apply (other than for Director Fees payable for the 2020 financial year, in which case any Electing Person who is not a U.S. Taxpayer as of the date of this Plan shall file the Election Notice by the date that is 30 days from the Effective Date with respect to compensation paid for services to be performed after such date); and (ii) in the case of a newly appointed Electing Person who is not a U.S. Taxpayer, within 30 days of such appointment with respect to compensation paid for services to be performed after such date. In the case of the first year in which an Electing Person who is a U.S. Taxpayer first becomes an Electing Person under the Plan (or any plan required to be aggregated with the Plan under Section 409A), an initial Election Notice may be filed within 30 days of such appointment only with respect to compensation paid for services to be performed after the end of the 30–day election period. If no election is made within the foregoing time frames, the Electing Person shall be deemed to have elected to be paid the entire amount of his or her Cash Fees in cash.

(c)
Subject to Subsection 7.1(d), the election of an Electing Person under Subsection 7.1(b) shall be deemed to apply to all Cash Fees paid subsequent to the filing of the Election Notice. In the case of an Electing Person who is a U.S. Taxpayer, his or her election under Section 7.1(b) shall be deemed to apply to all Cash Fees that are earned after the Election Date. An Electing Person is not required to file another Election Notice for subsequent calendar years

(d)
Each Electing Person who is not a U.S. Taxpayer is entitled once per calendar year to terminate his or her election to receive DSUs by filing with the Chief Financial Officer of the Corporation a termination notice in the form of Schedule B. Such termination shall be effective immediately upon receipt of such notice, provided that the Corporation has not imposed a “black–out” on trading. Thereafter, any portion of such Electing Person’s Cash Fees payable or paid in the same calendar year and, subject to complying with Subsection 7.1(b), all subsequent calendar years shall be paid in cash. For greater certainty, to the extent an Electing Person terminates his or her participation in the grant of DSUs pursuant to this Article 7, he or she shall not be entitled to elect to receive the Elected Amount, or any other amount of his or her Cash Fees in DSUs again until the calendar year following the year in which the termination notice is delivered. An election by a U.S. Taxpayer to receive the Elected Amount in DSUs for any calendar year (or portion thereof) is irrevocable for that calendar year after the expiration of the election period for that year and any termination of the election will not take effect until the first day of the calendar year following the calendar year in which the termination notice in the form of Schedule A is delivered.

(e)
Any DSUs granted pursuant to this Article 7 prior to the delivery of a termination notice pursuant to Section 7.1(d) shall remain in the Plan following such termination and will be redeemable only in accordance with the terms of the Plan.

(f)
The number of DSUs (including fractional DSUs) granted at any particular time pursuant to this Article 7 will be calculated by dividing (i) the amount of Director Fees that are to be paid as DSUs, as determined by the Plan Administrator or Director Fees that are to be paid in DSUs (including any Elected Amount), by

(ii) the Market Price of a Share on the Date of Grant.
(g)
In addition to the foregoing, the Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant.

7.2
DSU Account

All DSUs received by a Participant (which, for greater certainty includes Electing Persons) shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant. The terms and conditions of each DSU grant shall be evidenced by an Award Agreement.
7.3
Vesting of DSUs

Except as otherwise determined by the Plan Administrator or as set forth in the particular Award Agreement, DSUs shall vest immediately upon grant.
7.4
Settlement of DSUs

(a)
DSUs shall be settled on the date established in the Award Agreement; provided, however that if there is no Award Agreement or the Award Agreement does not establish a date for the settlement of the DSUs, then, for a Participant who is not a U.S. Taxpayer the settlement date shall be the date determined by the Participant (which date shall not be earlier than the Termination Date or later than the end of the first calendar year commencing after the Termination Date), and for a Participant who is a U.S. taxpayer, the settlement date shall be the date determined by the Participant in accordance with the Election Notice (which date shall not be earlier than the “separation from service” (within the meaning of Section 409A)). On the settlement date for any DSU, the Participant shall redeem each vested DSU for:

(i)
one fully paid and non–assessable Share issued from treasury to the Participant or as the Participant may direct; or

(i)
at the election of the Participant and subject to the approval of the Plan Administrator, a cash payment.

(b)
Any cash payments made under this Section 7.4 by the Corporation to a Participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)
Payment of cash to Participants on the redemption of vested DSUs may be made through the Corporation’s payroll or in such other manner as determined by the Corporation.

7.5
No Additional Amount or Benefit

For greater certainty, neither a Participant to whom DSUs are granted nor any person with whom such Participant does not deal at arm’s length (for purposes of the Tax Act) shall be entitled, either immediately or in the future, either absolutely or contingently, to receive or obtain any amount or benefit granted or to be granted for the purpose of reducing the impact, in whole or in part, of any reduction in the Market Price of the Shares to which the DSUs relate.
ARTICLE 8
SHARE-BASED AWARDS
8.1
Share-Based Awards

The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, including, but not limited to, being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.
ARTICLE 9
ADDITIONAL AWARD TERMS
9.1
Dividend Equivalents

(a)
Unless otherwise determined by the Plan Administrator or as set forth in the particular Award

Agreement, an Award of RSUs, PSUs and DSUs shall include the right for such RSUs, PSUs and DSUs be credited with dividend equivalents in the form of additional RSUs, PSUs and DSUs, respectively, as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such dividend equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs, PSUs and DSUs, as applicable, held by the Participant on the record date for the payment of such dividend, by (b) the Market Price at the close of the first Business Day immediately following the dividend record date, with fractions computed to three decimal places. Dividend equivalents credited to a Participant’s account shall vest in proportion to the RSUs, PSUs and DSUs to which they relate, and shall be settled in accordance with Subsections 5.4, 6.6, and 7.4 respectively.
(b)
The foregoing does not obligate the Corporation to declare or pay dividends on Shares and nothing in this Plan shall be interpreted as creating such an obligation.

9.2
Black–out Period

In the event that an Award expires, at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such Award will be the date that is 10 Business Days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.
9.3
Withholding Taxes

Notwithstanding any other terms of this Plan, the granting, vesting or settlement of each Award under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances, the Plan Administrator may require that a Participant pay to the Corporation such amount as the Corporation or a subsidiary of the Corporation is obliged to withhold or remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Award. Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or a subsidiary of the Corporation, as the case may be. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation or any Affiliate may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any Affiliate to the Participant, (b) require the sale, on behalf of the applicable Participant, of a number of Shares issued upon exercise, vesting, or settlement of such Award and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy such amount, or (c) enter into any other suitable arrangements for the receipt of such amount.
9.4
Recoupment

Notwithstanding any other terms of this Plan, Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Corporation or the relevant subsidiary of the Corporation, or as set out in the Participant’s employment agreement, Award Agreement or other written agreement, or as otherwise required by law or the rules of the Exchange. The Plan
Administrator may at any time waive the application of this Section 9.4 to any Participant or category of Participants.
ARTICLE 10
TERMINATION OF EMPLOYMENT OR SERVICES
10.1
 Termination of Employee, Consultant or Director

Subject to Section 10.2, unless otherwise determined by the Plan Administrator or as set forth in an employment agreement, Award Agreement or other written agreement:
(a)
where a Participant’s employment, consulting agreement or arrangement is terminated or the Participant ceases to hold office or his or her position, as applicable, by reason of voluntary resignation by the Participant or termination by the Corporation or a subsidiary of the Corporation for Cause, then any Option or other Award held by the Participant that has not been exercised, surrendered or settled as of the Termination Date shall be immediately forfeited and cancelled as of the Termination Date;
(b)
where a Participant’s employment, consulting agreement or arrangement is terminated by the Corporation or a subsidiary of the Corporation without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice), then any unvested Options or other Awards which would otherwise vest or become exercisable in accordance with its terms based solely on the Participant remaining in the service of the Corporation or a subsidiary on or prior to the date that is 90 days after the Termination Date shall immediately vest. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Option; and (B) the date that is 90 days after the Termination Date. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, that is held by a Participant who is not a U.S. Taxpayer, such Award will be settled within 90 days after the Termination Date. In the case of vested Awards of a U.S. Taxpayer, vested RSUs will be settled within 90 days after the Termination Date, vested DSUs will be settled in accordance with the Participant’s DSU Election Notice (Schedule A hereto), and PSUs that become vested as a result of this Section 10.1(b) will be settled within 90 days after the Termination Date, provided that in all cases such PSUs will be settled by March 15th of the year immediately following the calendar year in which the Termination Date occurs;

(c)
where a Participant’s employment, consulting agreement or arrangement terminates on account of his or her becoming Disabled, then any Award held by the Participant that has not vested as of the date of the Participant’s Termination Date shall vest on such date. Any vested Option may be exercised by the Participant at any time until the Expiry Date of such Option. Any vested Award other than an Option, that is held by a Participant that is not a U.S. Taxpayer, will be settled within 90 days after the Termination Date. In the case of vested Awards of a U.S. Taxpayer, vested RSUs will be settled within 90 days after the Termination Date, vested DSUs will be settled in accordance with the Participant’s DSU Election Notice (Schedule A hereto), and PSUs that become vested as a result of this Section 10.1(c) will be settled within 90 days after the Termination Date, provided that in all cases such PSUs will be settled by March 15th of the year immediately following the calendar year in which the Termination Date occurs;

(d)
where a Participant’s employment, consulting agreement or arrangement is terminated by reason of the death of the Participant, then any Award that is held by the Participant that has not vested as of the date of the death of such Participant shall vest on such date. Any vested Option may be exercised by the Participant’s beneficiary or legal representative (as applicable) at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Option; and (B) the first anniversary of the date of the death of such Participant. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option, that is held by a Participant that is not a U.S. Taxpayer, such Award will be settled with the Participant’s beneficiary or legal representative (as applicable) within 90 days after the date of the Participant’s death. In the case of vested Awards of a U.S. Taxpayer, vested RSUs will be settled within 90 days after the date of death, vested DSUs will be settled in accordance with the Participant’s Election Notice (Schedule A hereto), and PSUs that become vested as a result of this Section 10.1(d) will be settled within 90 days after the date of death, provided that in all cases such PSUs will be settled by March 15th of the year immediately following the calendar year in which the death occurs;

(e)
where a Participant’s employment, consulting agreement or arrangement is terminated due to the Participant’s Retirement, then (i) any outstanding Award that vests or becomes exercisable in accordance with its terms based solely on the Participant remaining in the service of the Corporation or a subsidiary will become 100% vested, and (ii) any outstanding Award that vests based on the achievement of Performance Goals and that has not previously become vested shall continue to be eligible to vest based upon the actual achievement of such Performance Goals. Any vested Option may be exercised by the Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Option; and (B) the third anniversary of the Participant’s date of Retirement. If an Option remains unexercised upon the earlier of (A) or (B), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option that is described in (i), such Award will be settled within 90 days after the Participant’s Retirement. In the case of a vested Award other than an Option that is described in (ii), such Award will be settled at the same time the Award would otherwise have been settled had the Participant remained in active service with the Corporation or a subsidiary. Notwithstanding the foregoing, if, following his or her Retirement, the Participant commences (the “Commencement Date”) employment, consulting or acting as a director of the Corporation or any of its subsidiaries (or in an analogous capacity) or otherwise as a service provider to any Person that carries on or proposes to carry on a business competitive with the Corporation or any of its subsidiaries, any Option or other Award held by the Participant that has not been exercised or settled as of the Commencement Date shall be immediately forfeited and cancelled as of the Commencement Date;
(f)
a Participant’s eligibility to receive further grants of Options or other Awards under this Plan ceases as of:

(i)
the date that the Corporation or a subsidiary of the Corporation, as the case may be, provides the Participant with written notification that the Participant’s employment, consulting agreement or arrangement is terminated, notwithstanding that such date may be prior to the Termination Date; or

(ii)
the date of the death, Disability or Retirement of the Participant;

(g)
notwithstanding Subsection 10.1(b), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, but with due regard for Section 409A, Options or other Awards are not affected by a change of employment or consulting agreement or arrangement, or directorship within or among the Corporation or a subsidiary of the Corporation for so long as the Participant continues to be a Director, Employee or Consultant, as applicable, of the Corporation or a subsidiary of the Corporation; and

(h)
for greater clarity, except as otherwise provided in an applicable Award Agreement or employment agreement, and notwithstanding any other provision of this Section 10.1, in the case of an Award (other than an Option or DSU) that is granted to a U.S. Taxpayer and that becomes vested (in whole or in part) pursuant to this Section 10.1 upon the Participant’s Termination Date, such Award will, subject to Section 12.6(d), be settled as soon as administratively practicable following the Participant’s Termination Date but in no event later than 90 days following the Participant’s Termination Date, provided that if such Award is a PSU, settlement will occur no later than March 15th of the year immediately following the calendar year in which the Termination Date occurs. In the case of an Award (other than an Option or DSU) granted to a U.S. Taxpayer that remains eligible to vest (in whole or in part) following a Participant’s termination of service based upon the achievement of one or more Performance Goals, such Award will be settled at the earlier of (i) the originally scheduled settlement date at the end of the performance period (to the extent Performance Goals are achieved) and (ii) the date on which performance vesting conditions are waived, or are deemed satisfied pursuant to the terms of the Applicable Award Agreement. DSUs will be settled in accordance with the U.S. Taxpayer’s DSU Election Notice (Schedule A hereto).

10.2
 Discretion to Permit Acceleration

Notwithstanding the provisions of Section 10.1, the Plan Administrator may, in its discretion, at any time prior to, or following the events contemplated in such Section, or in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant, permit the acceleration of vesting of any or all Awards or waive termination of any or all Awards, all in the manner and on the terms as may be authorized by the Plan Administrator, taking into consideration the requirements of Section 409A of the Code, to the extent applicable, with respect to Awards of U.S. Taxpayers.

ARTICLE 11
EVENTS AFFECTING THE CORPORATION
11.1
 General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 11 would have an adverse effect on this Plan or on any Award granted hereunder.
11.2
 Change in Control

Except as may be set forth in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant:
(a)
Subject to this Section 11.2, but notwithstanding anything else in this Plan or any Award Agreement, the Plan Administrator may, without the consent of any Participant, take such steps as it deems necessary or desirable, including to cause (i) the conversion or exchange of any outstanding Awards into or for, rights or other securities of substantially equivalent value, as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control; (ii) outstanding Awards to vest and become exercisable, realizable, or payable, or restrictions applicable to an Award to lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Plan Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iii) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Plan Administrator determines in good faith that no amount would have been attained upon the exercise or settlement of such Award or realization of the Participant’s rights, then such Award may be terminated by the Corporation without payment); (iv) the replacement of such Award with other rights or property selected by the Board of Directors in its sole discretion where such replacement would not adversely affect the holder; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 11.2(a), the Plan Administrator will not be required to treat all Awards similarly in the transaction. Notwithstanding the foregoing, in the case of Options held by a Canadian Taxpayer, the Plan Administrator may not cause the Canadian Taxpayer to receive (pursuant to this Subsection 11.2(a)) any property in connection with a Change in Control other than rights to acquire shares or units of a “mutual fund trust” (as defined in the Tax Act), of the Corporation or a “qualifying person” (as defined in the Tax Act) that does not deal at arm’s length (for purposes of the Tax Act) with the Corporation, as applicable, at the time such rights are issued or granted.

(b)
Notwithstanding Section 10.1, and except as otherwise provided in a written employment or other agreement between the Corporation or a subsidiary of the Corporation and a Participant, if within 12 months following the completion of a transaction resulting in a Change in Control, a Participant’s employment, consultancy or directorship is terminated by the Corporation or a subsidiary of the Corporation without Cause:

(i)
any unvested Awards held by the Participant at the Termination Date shall immediately vest; and

(ii)
any vested Awards of Participants may, subject to Section 6.6(d) (where applicable), be exercised, surrendered or settled by such Participant at any time during the period that terminates on the earlier of: (A) the Expiry Date of such Award; and (B) the date that is 90 days after the Termination Date, provided that any vested Awards (other than Options) granted to

U.S. Taxpayers will be settled within 90 days of the Participant’s “separation from service”. Any Award that has not been exercised, surrendered or settled at the end of such period will be immediately forfeited and cancelled.
(c)
Notwithstanding Subsection 11.2(a) and unless otherwise determined by the Plan Administrator, if, as a result of a Change in Control, the Shares will cease trading on an Exchange, then the Corporation may terminate all of the Awards, other than an Option held by a Canadian Taxpayer for the purposes of the Tax Act, granted under this Plan at the time of and subject to the completion of the Change in Control transaction by paying to each holder at or within a reasonable period of time following completion of such Change in Control transaction an amount for each Award equal to the fair market value of the Award held by such Participant as determined by the Plan Administrator, acting reasonably, provided that any vested Awards granted to U.S. Taxpayers will be settled within 90 days of the Change in Control.

(d)
It is intended that any actions taken under this Section 11.2 will comply with the requirements of Section 409A of the Code with respect to Awards granted to U.S. Taxpayers.

11.3
  Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change in Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.
11.4
 Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change in Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number and/or type of Shares that may be acquired, or by reference to which such Awards may be settled, on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.
11.5
 Immediate Acceleration of Awards

In taking any of the steps provided in Sections 11.3 and 11.4, the Plan Administrator will not be required to treat all Awards similarly and where the Plan Administrator determines that the steps provided in Sections 11.3 and 11.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required to, permit the immediate vesting of any unvested Awards, provided that any such adjustments or acceleration of vesting undertaken pursuant to sections 11.3, 11.4 or 11.5 shall be undertaken only to the extent they will not result in adverse tax consequences under Section 409A of the Code.
11.6
 Issue by Corporation of Additional Shares

Except as expressly provided in this Article 11, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards.
11.7
 Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 11 or a dividend equivalent, a Participant would become entitled to a fractional Share, the

Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.
ARTICLE 12
U.S. TAXPAYERS
12.1
 Provisions for U.S. Taxpayers

Options granted under this Plan to U.S. Taxpayers may be non–qualified stock options or incentive stock options qualifying under Section 422 of the Code (“ISOs”). Each Option shall be designated in the Award Agreement as either an ISO or a non–qualified stock option. If an Award Agreement fails to designate an Option as either an ISO or non–qualified stock option, the Option will be a non–qualified stock option. The Corporation shall not be liable to any Participant or to any other Person if it is determined that an Option intended to be an ISO does not qualify as an ISO. Non– qualified stock options will be granted to a U.S. Taxpayer only if (i) such U.S. Taxpayer performs services for the Corporation or any corporation or other entity in which the Corporation has a direct or indirect controlling interest or otherwise has a significant ownership interest, as determined under Section 409A, such that the Option will constitute an option to acquire “service recipient stock” within the meaning of Section 409A, or (ii) such option otherwise is exempt from Section 409A.
12.2
 ISOs

Subject to any limitations in Section 3.6, the aggregate number of Shares reserved for issuance in respect of granted ISOs shall not exceed 10,000,000 Shares, and the terms and conditions of any ISOs granted to a U.S. Taxpayer on the Date of Grant hereunder, including the eligible recipients of ISOs, shall be subject to the provisions of Section 422 of the Code, and the terms, conditions, limitations and administrative procedures established by the Plan Administrator from time to time in accordance with this Plan. At the discretion of the Plan Administrator, ISOs may only be granted to an individual who is an employee of the Corporation, or of a “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Sections 424(e) and (f) of the Code.
12.3
 ISO Grants to 10% Shareholders

Notwithstanding anything to the contrary in this Plan, if an ISO is granted to a person who owns shares representing more than 10% of the voting power of all classes of shares of the Corporation or of a “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code, on the Date of Grant, the term of the Option shall not exceed five years from the time of grant of such Option and the Exercise Price shall be at least 110% of the Market Price of the Shares subject to the Option.
12.4
 $100,000 Per Year Limitation for ISOs

To the extent the aggregate Market Price as at the Date of Grant of the Shares for which ISOs are exercisable for the first time by any person during any calendar year (under all plans of the Corporation and any “parent corporation” or “subsidiary corporation”, as such terms are defined in Section 424(e) and (f) of the Code) exceeds US$100,000, such excess ISOs shall be treated as non–qualified stock options.
12.5
 Disqualifying Dispositions

Each person awarded an ISO under this Plan shall notify the Corporation in writing immediately after the date he or she makes a disposition or transfer of any Shares acquired pursuant to the exercise of such ISO if such disposition or transfer is made (a) within two years from the Date of Grant or (b) within one year after the date such person acquired the Shares. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the person in such disposition or other transfer. The Corporation may, if determined by the Plan Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable person until the end of the later of the periods described in (a) or (b) above, subject to complying with any instructions from such person as to the sale of such Shares.

12.6
 Section 409A of the Code

(a)
This Plan will be construed and interpreted to be exempt from, or where not so exempt, to comply with Section 409A of the Code to the extent required to preserve the intended tax consequences of this Plan. Any reference in this Plan to Section 409A of the Code shall also include any regulation promulgated thereunder or any other formal guidance issued by the Internal Revenue Service with respect to Section 409A of the Code. Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code. If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code. Payment of any Award that is intended to be exempt from Section 409A of the Code as a short- term deferral shall in all events be paid by no later than March 15 of the year following the year of the applicable vesting event. The Corporation reserves the right to amend this Plan to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of this Plan in light of Section 409A of the Code. In no event will the Corporation or any of its subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant under Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b)
All terms of the Plan that are undefined or ambiguous must be interpreted in a manner that complies with Section 409A of the Code if necessary to comply with Section 409A of the Code.

(c)
The Plan Administrator, in its sole discretion, may permit the acceleration of the time or schedule of payment of a U.S. Taxpayer’s vested Awards in the Plan under circumstances that constitute permissible acceleration events under Section 409A of the Code.

(d)
Notwithstanding any provisions of the Plan to the contrary, in the case of any “specified employee” within the meaning of Section 409A of the Code who is a U.S. Taxpayer, distributions of non–qualified deferred compensation under Section 409A of the Code made in connection with a “separation from service” within the meaning set forth in Section 409A of the Code may not be made prior to the date which is six months after the date of separation from service (or, if earlier, the date of death of the U.S. Taxpayer). Any amounts subject to a delay in payment pursuant to the preceding sentence shall be paid as soon practicable following such six–month anniversary of such separation from service.

12.7
 Section 83(b) Election

If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Shares subject to vesting or other forfeiture conditions, the Participant shall be required to promptly file a copy of such election with the Corporation.
12.8
 Application of Article 12 to U.S. Taxpayers

For greater certainty, the provisions of this Article 12 shall only apply to U.S. Taxpayers.
ARTICLE 13
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
13.1
 Amendment, Suspension, or Termination of the Plan

The Plan Administrator may from time to time, without notice and without approval of the holders of voting shares of the Corporation, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion determines appropriate, provided, however, that:

(a)
no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange requirements; and

(b)
any amendment that would cause an Award held by a U.S. Taxpayer to be subject to income inclusion under Section 409A of the Code shall be null and void ab initio with respect to the U.S. Taxpayer unless the consent of the U.S. Taxpayer is obtained.

13.2
 Shareholder Approval

Notwithstanding Section 13.1 and subject to any rules of the Exchange, approval of the holders of Shares shall be required for any amendment, modification or change that:
(a)
increases the percentage of Shares reserved for issuance under the Plan, except pursuant to the provisions under Article 11 which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(b)
increases or removes the 10% limits on Shares issuable or issued to Insiders as set forth in Section 3.7;

(c)
reduces the exercise price of an Option Award (for this purpose, a cancellation or termination of an Option Award of a Participant prior to its Expiry Date for the purpose of reissuing an Option Award to the same Participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Option Award) except pursuant to the provisions in the Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(d)
extends the term of an Option Award beyond the original Expiry Date (except where an Expiry Date would have fallen within a blackout period applicable to the Participant or within 10 Business Days following the expiry of such a blackout period);

(e)
permits an Option Award to be exercisable beyond 10 years from its Date of Grant (except where an Expiry Date would have fallen within a blackout period of the Corporation);

(f)
permits Awards to be transferred to a Person in circumstances other than those specified under Section 3.9;

(g)
changes the eligible participants of the Plan; or

(h)
deletes or reduces the range of amendments which require approval of shareholders under this Section 13.2.

13.3
 Permitted Amendments

Without limiting the generality of Section 13.1, but subject to Section 13.2, the Plan Administrator may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:
(a)
making any amendments to the general vesting provisions of each Award;

(b)
making any amendments to the provisions set out in Article 10;

(c)
making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(d)
making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants and Directors; or

(e)
making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

ARTICLE 14
MISCELLANEOUS
14.1
 Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed.
14.2
 No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.
14.3
 Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as an Employee, Consultant or Director. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.
14.4
 Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.
14.5
 Conflict

In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of the Award Agreement shall govern. In the event of any conflict between or among the provisions of this Plan or any Award Agreement, on the one hand, and a Participant’s employment agreement with the Corporation or a subsidiary of the Corporation, as the case may be, on the other hand, the provisions of the employment agreement or other written agreement shall prevail.
14.6
 Anti–Hedging Policy

By accepting an Award each Participant acknowledges that he or she is restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards.
14.7
 Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

14.8
 Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and Directors and they are advised to consult with their own tax advisors.
14.9
 International Participants

With respect to Participants who reside or work outside Canada and the United States, the Plan Administrator may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one or more sub–plans to reflect such amended or otherwise modified provisions.
14.10
   Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and its subsidiaries.
14.11
   General Restrictions or Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.
14.12
   Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.
14.13
   Notices

All written notices to be given by a Participant to the Corporation shall be delivered personally, e– mail or mail, postage prepaid, addressed as follows:
Cardiol Therapeutics Inc.
602-2265 Upper Middle Road East
Oakville, ON
L6H 0G5
Attention: Director, Finance dan.
crandall@cardiolrx.com
All notices to a Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e–mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.
14.14
   Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without any reference to conflicts of law rules.

14.15
   Submission to Jurisdiction

The Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of Ontario in respect of any action or proceeding relating in any way to the Plan, including, without limitation, with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.

SCHEDULE A
CARDIOL THERAPEUTICS INC.
OMNIBUS EQUITY INCENTIVE PLAN
(THE “PLAN”)
ELECTION NOTICE
All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.
Pursuant to the Plan, I hereby elect to participate in the grant of DSUs pursuant to Article 7 of the Plan and to receive       % of my Cash Fees in the form of DSUs.
If I am a U.S. Taxpayer, I hereby further elect for any DSUs subject to this Election Notice to be settled on the later of (i) my “separation from service” (within the meaning of Section 409A) or (ii)                .
I confirm that:
(a)
I have received and reviewed a copy of the terms of the Plan and agreed to be bound by them.

(b)
I recognize that when DSUs credited pursuant to this election are redeemed in accordance with the terms of the Plan, income tax and other withholdings as required will arise at that time. Upon redemption of the DSUs, the Corporation will make all appropriate withholdings as required by law at that time.

(c)
The value of DSUs is based on the value of the Shares of the Corporation and therefore is not guaranteed.

(d)
To the extent I am a U.S. taxpayer, I understand that this election is irrevocable for the calendar year to which it applies and that any revocation or termination of this election after the expiration of the election period will not take effect until the first day of the calendar year following the year in which I file the revocation or termination notice with the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan’s text.
Date:	(Name of Participant)
(Signature of Participant)

SCHEDULE B
CARDIOL THERAPEUTICS INC.
OMNIBUS EQUITY INCENTIVE PLAN
(THE “PLAN”)
ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUS
All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.
Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the date hereof shall be paid in DSUs in accordance with Article 7 of the Plan.
I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.
I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.
Date:	(Name of Participant)
(Signature of Participant)
Note:   An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.

SCHEDULE C
CARDIOL THERAPEUTICS INC.
OMNIBUS EQUITY INCENTIVE PLAN
(THE “PLAN”)
ELECTION TO TERMINATE RECEIPT OF ADDITIONAL DSUS
(U.S. TAXPAYERS)
All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Plan.
Notwithstanding my previous election in the form of Schedule A to the Plan, I hereby elect that no portion of the Cash Fees accrued after the effective date of this termination notice shall be paid in DSUs in accordance with Article 5 of the Plan.
I understand that this election to terminate receipt of additional DSUs will not take effect until the first day of the calendar year following the year in which I file this termination notice with the Corporation.
I understand that the DSUs already granted under the Plan cannot be redeemed except in accordance with the Plan.
I confirm that I have received and reviewed a copy of the terms of the Plan and agree to be bound by them.
Date:	(Name of Participant)
(Signature of Participant)
Note:   An election to terminate receipt of additional DSUs can only be made by a Participant once in a calendar year.